                                  EXHIBIT 99.1


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                            )
                                                  )       Chapter 11
US OFFICE PRODUCTS COMPANY, et al., (1)           )
                                                  )       Case No. 01-646 (PJW)
                                                  )
         Debtors.                                 )       (Jointly Administered)

             FIRST AMENDED JOINT LIQUIDATING PLAN OF REORGANIZATION
            OF US OFFICE PRODUCTS COMPANY AND ITS SUBSIDIARY DEBTORS

                            YOUNG CONAWAY STARGATT & TAYLOR LLP
                            1100 North Market Street
                            11th Floor
                            Wilmington, DE 19801
                                 Brendan Linehan Shannon (No. 3136)
                                 Edward J. Kosmowski (No. 3849)

                                            - and -

                            WILMER, CUTLER & PICKERING
                            2445 M Street, NW
                            Washington, DC 20037-1420
                                 Duane D. Morse
                                 Andrew J. Currie
                                 Gwendolyn K. Ponder

                            Attorneys for the Debtors

November 5, 2001
Wilmington, Delaware

(1) Following the sale of its office supplies business and associated trade names and trademarks, US Office Products Company changed its name to BRM Holdings, Inc. Certain of the Subsidiary Debtors have also changed their names for the same reason. The Subsidiary Debtors are Bindery Systems, Inc.; Central Texas Office Products, Inc.; Dulworth Office Furniture Co.; Forty-Fifteen Papin Redevelopment Corporation; Interiors Acquisition Corp.; KOF-CT Acquisition Corp.; Kentwood Office Furniture, Inc.; McWhorter's, Inc.; Modern Food Systems, Inc.; Modern Vending, Inc.; OE Acquisition Corp.; ReWork Acquisition Corp.; Sletten Vending Service, Inc.; The Systems House, Inc.; BRM Holdings, Inc. (f/k/a US Office Products Company); BRM, Chicago District, LLC (f/k/a US Office Products, Chicago District, LLC); BRM, Colorado District, LLC (f/k/a US Office Products, Colorado District, LLC); BRM, Florida District, LLC (f/k/a US Office Products, Florida District, LLC); BRM Georgia District, LLC (f/k/a US Office Products, Georgia District, LLC); BRM, Mid-Atlantic District, Inc. (f/k/a US Office Products, Mid-Atlantic District, Inc.); BRM, Mid-South District, Inc. (f/k/a/ US Office Products, Mid-South District, Inc.); BRM, North Atlantic District, Inc. (f/k/a US Office Products, North Atlantic District, Inc.); BRM Northwest District, LLC (f/k/a US Office Products, Northwest District, LLC); BRM, South Central District, Inc. (f/k/a US Office Products, South Central District, Inc.); BRM Holding Co. of Mexico, Inc. (f/k/a USOP Holding Co. of Mexico, Inc.); BRM Merchandising Company (f/k/a USOP Merchandising Co.); BRMN, Inc. (f/k/a USOPN, Inc.); and Vend-Rite Service Corp.


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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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INTRODUCTION......................................................................................................1


ARTICLE I. DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME..........................................2

         1.1      Scope of Definitions............................................................................2
         1.2      Definitions.....................................................................................2
         1.3      Rules of Interpretation........................................................................16
         1.4      Computation of Time............................................................................16
         1.5      Exhibits and Transaction Documents.............................................................16

ARTICLE II. SUBSTANTIVE CONSOLIDATION............................................................................16

         2.1      Substantive Consolidation of Chapter 11 Cases for Purposes of Distributions....................16

ARTICLE III. ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS.....................................................17

         3.1      Administrative Claims..........................................................................17
         3.2      Priority Tax Claims............................................................................17

ARTICLE IV. CLASSIFICATION OF CLAIMS AND INTERESTS...............................................................18

         4.1      Class 1........................................................................................18
         4.2      Class 2........................................................................................18
         4.3      Class 3........................................................................................18
         4.4      Class 4........................................................................................18
         4.5      Class 5........................................................................................18
         4.6      Class 6........................................................................................18
         4.7      Class 7........................................................................................18

ARTICLE V. IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN...............18

         5.1      Unimpaired Classes of Claims and Interests.....................................................18
         5.2      Impaired Classes of Claims and Interests.......................................................18

ARTICLE VI. PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS.....................................................19

         6.1      Class 1 (Other Priority Claims)................................................................19
         6.2      Class 2 (Pre-Petition Lender Secured Claims)...................................................19
         6.3      Class 3 (Pre-Petition Lender Deficiency Claims)................................................19
         6.4      Class 4 (General Unsecured Claims).............................................................19
         6.5      Class 5 (Interests and Subordinated Securities Claims).........................................19
         6.6      Class 6 (Intercompany Claims)..................................................................19
         6.7      Class 7 (Insured Litigation Claims)............................................................19


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ARTICLE VII. ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION BY ONE OR MORE IMPAIRED CLASSES OF
                      CLAIMS OR INTERESTS........................................................................20

         7.1      Impaired Classes of Claims and Interests Entitled to Vote......................................20
         7.2      Acceptance by an Impaired Class................................................................20
         7.3      Presumed Acceptances by Unimpaired Classes.....................................................20
         7.4      Classes Deemed to Reject Plan..................................................................20
         7.5      Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code................................20
         7.6      Confirmability and Severability of the Plan....................................................20

ARTICLE VIII. MEANS FOR IMPLEMENTATION OF THE PLAN...............................................................21

         8.1      Allocation of Assets...........................................................................21
         8.2      Initial Distribution of Assets and Creation of Reserves and Accounts...........................22
         8.3      Interim and Final Distributions From the Liquidating LLC.......................................24
         8.4      Distribution Procedures........................................................................26
         8.5      the Liquidating LLC; Duties of the Liquidating Agent...........................................28
         8.6      Wind-up and Dissolution of Debtors and Non-debtor Affiliates...................................32
         8.7      Operation of the Disputed Class 4 General Unsecured Claims Reserve.............................32
         8.8      the Administrative Claims Reserve..............................................................33
         8.9      the Unclaimed Distributions Reserve............................................................33
         8.10     Miscellaneous Implementation Provisions........................................................34
         8.11     Tax Reporting..................................................................................36

ARTICLE IX. EXECUTORY CONTRACTS..................................................................................40

         9.1      Rejection of All Contracts.....................................................................40
         9.2      Effect of Rejection............................................................................40
         9.3      McWhorter's Leases.............................................................................40

ARTICLE X. ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS................................................41

         10.1     Professional Claims............................................................................41
         10.2     Other Administrative Expenses..................................................................41
         10.3     Administrative Claims Reserve..................................................................41

ARTICLE XI. EFFECT OF THE PLAN ON CLAIMS AND INTERESTS...........................................................42

         11.1     Compromises and Settlements....................................................................42
         11.2     Disputed Prepetition Claims....................................................................42
         11.3     Release of Claims Against Officers, Directors, Etc.............................................42
         11.4     Setoffs........................................................................................42
         11.5     Satisfaction of Subordination Rights...........................................................43
         11.6     Exculpation and Limitation of Liability........................................................43
         11.7     Indemnification Obligations....................................................................43
         11.8     Modification of Releases.......................................................................44


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ARTICLE XII. CONDITIONS PRECEDENT................................................................................44

         12.1     Conditions to Consummation.....................................................................44
         12.2     Waiver of Conditions to Consummation...........................................................45

ARTICLE XIII. RETENTION OF JURISDICTION..........................................................................45


ARTICLE XIV. MISCELLANEOUS PROVISIONS............................................................................46

         14.1     Binding Effect.................................................................................46
         14.2     Modification and Amendments....................................................................47
         14.3     Withholding and Reporting Requirements.........................................................47
         14.4     Committee......................................................................................47
         14.5     Revocation, Withdrawal or Non-Consummation.....................................................47
         14.6     Notices........................................................................................48
         14.7     Term of Injunctions or Stays...................................................................50
         14.8     Governing Law..................................................................................50
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                                       iv
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                                  INTRODUCTION

     BRM Holdings, Inc. (f/k/a US Office Products Company) ("USOP") and its Subsidiary Debtors (most capitalized terms are defined in Section 1.2 of this Plan), as debtors and debtors-in-possession in the above-captioned Chapter 11 reorganization cases (collectively, the "DEBTORS"), hereby propose the following joint liquidating plan of reorganization for the resolution of the Debtors' outstanding creditor claims and equity interests (the "PLAN"). Reference is made to the Disclosure Statement for results of operations, risk factors, and a summary and analysis of the Plan and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

     The Plan constitutes a liquidating plan of reorganization for the Debtors. It incorporates the terms of and implements a settlement among the Debtors, the Prepetition Lenders and the Committee that was embodied in a Stipulation and Order approved by the Bankruptcy Court on June 1, 2001. The Plan provides for all of the property of the Debtors to be liquidated over time, and for the proceeds to be allocated in accordance with the terms of the Stipulation and Order and distributed to the holders of Allowed Claims. Holders of Interests will receive no distribution under the Plan. An initial distribution is to occur on the Effective Date of the Plan. Assets not distributed on the Effective Date are to be held by a Liquidating LLC administered by a Liquidating Agent who will, among other things, liquidate assets, resolve disputed claims, pursue any reserved causes of action, wind up the affairs of the Debtors, and make interim and final distributions. The Debtors will be dissolved as soon as practicable after the initial distribution under the Plan.

     Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from a holder of a claim until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to holders of Claims entitled to vote on the Plan. ALL SUCH HOLDERS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

     Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Section 14.2 of this Plan, the Debtors expressly reserve the right to alter, amend or modify this Plan, one or more times, before its substantial consummation.


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                                   ARTICLE I.
                      DEFINITIONS, RULES OF INTERPRETATION,
                             AND COMPUTATION OF TIME
                             -----------------------

1.1 SCOPE OF DEFINITIONS. For purposes of this Plan, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. The words "herein," "hereof," "hereunder," and other words of similar import refer to this Plan as a whole, not to any particular section, subsection or clause, unless the context requires otherwise. Whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and the neuter.

1.2  DEFINITIONS.

     "2003 NOTEHOLDER" means a holder of the 2003 Notes.

     "2003 NOTES" means, collectively, the 5 1/2% Convertible Subordinated Notes Due 2003, issued pursuant to the 2003 Notes Indenture.

     "2003 NOTES INDENTURE" means that certain indenture dated as of May 22, 1996 by and between USOP and The Chase Manhattan Bank, N.A. as trustee.

     "2003 NOTES TRUSTEE" means The Chase Manhattan Bank, N.A. as trustee under the 2003 Notes Indenture, or its successor in interest in such capacity, which is HSBC Bank USA as of the date hereof.

     "2008 NOTEHOLDER" means a holder of the 2008 Notes.

     "2008 NOTES" means collectively, the 9 3/4% Senior Subordinated Notes Due 2008, issued pursuant to the 2008 Notes Indenture.

     "2008 NOTES INDENTURE" means that certain indenture dated as of June 10, 1998 by and between USOP and State Street Bank and Trust Co. as trustee

     "2008 NOTES TRUSTEE" means State Street Bank and Trust Co. as trustee under the 2008 Notes Indenture, or its successor in interest in such capacity.

     "ADMINISTRATIVE CLAIM" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors' Estates and operating the business of the Debtors, including wages, salaries, directors fees, or commissions for services rendered after the commencement of the Chapter 11 Case, Professional Claims, Claims arising under section 365(g)(2)(A) or section

                                       2
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     503(b)(3) of the Bankruptcy Code, all fees and charges assessed against the
     Debtors' Estates under Chapter 123 of title 28, United States Code, Administrative Tax Claims, and all Allowed Claims with respect to reclamation of goods delivered before the Petition Date that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

     "ADMINISTRATIVE CLAIMS RESERVE" means the reserve to be established on the Effective Date and funded solely from the Expense Reserve Account for payment of Administrative Claims that may become Allowed Claims after the Effective Date. The amount of the Administrative Claims Reserve shall be equal to the sum of all Administrative Claims (including claims for compensation and expenses incurred in making a substantial contribution and estimated Professional Claims through the Effective Date) not paid in full on the Effective Date.

     "ADMINISTRATIVE TAX CLAIM" means a Claim by a governmental unit with respect to a tax or duty incurred after the Petition Date that is entitled to be paid as an administrative expense pursuant to section 507(a)(1) of the Bankruptcy Code.

     "ALLOWED CLAIM" means a Claim or any portion thereof (a) that has been allowed by a Final Order of the Bankruptcy Court, (b) as to which, on or by the Effective Date, (i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero or as disputed, or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order of the Bankruptcy Court, or
     (d) that is expressly allowed in a liquidated amount in the Plan.

     "ALLOWED . . . CLAIM" means an Allowed Claim of the type described.

     "ALLOWED PRE-PETITION LENDER CLAIM" means the total amount outstanding under the Pre-Petition Credit Facility as of the Petition Date, including the aggregate amount drawn after the Petition Date under letters of credit issued thereunder that were outstanding as of the Petition Date, and all accrued interest, fees, expenses and other amounts payable thereunder.

     "ASSETS" means all assets of the Debtors and Non-Debtor Affiliates (including, without limitation, ownership interests in other entities, whether in the form of stock ownership, ownership of partnership interests, participations in joint ventures or otherwise) other than (x) the Bankruptcy Causes of Action referred to below, (y) the Dudley Assets referred to below and (z) proceeds of inventory sold and customer receivables collected in the ordinary course of the operation of any business unit of any Debtor or Non-Debtor Affiliate prior to the sale or other disposition of such business unit.


                                       3
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     "AVAILABLE INSURANCE PROCEEDS" means, with respect to an Insured Litigation
     Claim, the undistributed proceeds of each insurance policy that provides coverage with respect to such Claim.

     "AVOIDANCE CLAIMS" means, subject to Article XI, the Debtors' Causes of Action against Persons arising under sections 502, 510, 541, 544, 545, 547 through 551 and 553 of the Bankruptcy Code, or under related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation has been commenced to prosecute such Causes of Action.

     "BALLOT" means each of the ballot forms that are distributed with the Disclosure Statement to holders of Claims in Classes that are Impaired under the Plan and entitled to vote under Article VII hereof in connection with the solicitation of acceptances of the Plan.

     "BANKRUPTCY CAUSE OF ACTION" means any Cause of Action the Debtors may have under section 547 or 548 of the Bankruptcy Code, except for Causes of Action released pursuant to the Stipulation and Order.

     "BANKRUPTCY CAUSE OF ACTION PROCEEDS" means the gross proceeds realized from a Bankruptcy Cause of Action, net of all fees and expenses payable by the Liquidating Agent to professionals under contingent-fee arrangements in connection with the Liquidating Agent's efforts to analyze or prosecute such Bankruptcy Cause of Action or to collect such proceeds.

     "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C.
     Sections 101-1330.

     "BANKRUPTCY COURT" means the Bankruptcy Court of the United States District Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Cases.

     "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

     "BAR DATE" means the deadline for filing all proofs of claims established by the Bankruptcy Court, except Claims of governmental units for which proofs of claim are filed in accordance with section 502(b)(9) of the Bankruptcy Code.

     "BLUE STAR" means Blue Star Group Limited, Blue Star Group Pty. Limited, and their respective subsidiaries, all of which formerly were Non-Debtor Affiliates.

     "BLUE STAR AND BRM TRANSACTION-RELATED LEGAL AND ACCOUNTING FEES" means payments of fees and expenses to professionals who represented the Debtors and their Blue Star subsidiaries in connection with the sale of the Blue Star retail business to W.H. Smith

                                       4
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     and the sale of the Blue Star commercial printing businesses and holding companies to Blue Star management.

     "BUSINESS DAY" means any day, excluding Saturdays, Sundays and legal holidays, on which commercial banks are open for business in New York City.

     "CASH" means legal tender of the United States.

     "CASH PROCEEDS" means Net Realized Cash Proceeds of Assets of the Debtors, including net cash proceeds of Net Realized Non-Cash Proceeds.

     "CAUSE OF ACTION" means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to indemnification, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

     "CHAPTER 11 CASE" means, with respect to each Debtor, the Chapter 11 Case of such Debtor, pending in the Bankruptcy Court; and "Chapter 11 Cases" means the Chapter 11 Cases of all Debtors.

     "CLAIM" means, with respect to each Debtor, a claim against such Debtor, as defined in section 101(5) of the Bankruptcy Code, whether or not asserted.

     "CLAIMS OBJECTION DEADLINE" means the later of (i) five (5) days before the Effective Date, or (ii) thirty (30) days after such Claim is timely filed and served on counsel for the Debtors, unless extended by the Bankruptcy Court for cause shown.

     "CLASS" means a category of Claims or Interests described in Article IV of the Plan.

     "CLASS 2 INTEREST" means an uncertificated interest in the Liquidating LLC representing the right of the holder of the Class 2 Interest to receive the distributions contemplated by Sections 8.1(b), 8.3(a) and 8.3(f).

     "CLASS 3 DISTRIBUTION PERCENTAGE" means, as of any date, the result, expressed as a percentage, obtained by dividing (i) the Minimum Class 3 Pre-Petition Lender Deficiency Claim by (ii) the sum of (A) the aggregate amount of Allowed Class 4 General Unsecured Claims and Disputed Class 4 General Unsecured Claims and (B) the Maximum Class 3 Pre-Petition Lender Deficiency Claim.

     "CLASS 3 INTEREST" means an uncertificated interest in the Liquidating LLC representing the right of the holder of the Class 3 Interest to receive the distributions contemplated by Sections 8.1(c), 8.3(b), 8.3(d) and 8.3(f).

     "CLASS 3 RESERVE" means the reserve established by the Liquidating Agent to hold Bankruptcy Cause of Action Proceeds deposited pursuant to Section 8.1(c) pending distribution pursuant to Sections 8.3(d) and 8.3(f).


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     "CLASS 4 INTEREST" means an uncertificated interest in the Liquidating LLC representing the right of the holder of the Class 4 Interest to receive the distributions contemplated by Sections 8.3(c), 8.3(e), 8.3(f) and 8.9.

     "CLASS 4 PERCENTAGE" means, as of any date, the result, expressed as a percentage, obtained by dividing (i) the aggregate amount of Allowed Class 4 General Unsecured Claims and Disputed Class 4 General Unsecured Claims by
     (ii) the sum of (A) the aggregate amount of Allowed Class 4 General Unsecured Claims and Disputed Class 4 General Unsecured Claims and (B) the Maximum Class 3 Pre-Petition Lender Deficiency Claim.

     "COMMITTEE" means the Official Committee of Unsecured Creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in Debtors' Chapter 11 Case.

     "COMMITTEE FEES" means Allowed expenses incurred and to be incurred by members of the Committee in the Chapter 11 Cases.

     "CONFIRMATION DATE" means the date of entry of the Confirmation Order.

     "CONFIRMATION HEARING" means the hearing, pursuant to section 1129 of the Bankruptcy Code, to consider confirmation of the Plan.

     "CONFIRMATION ORDER" means the order, in form and substance reasonably satisfactory to the Debtors, the Committee and the Pre-Petition Agent, entered by the Bankruptcy Court, confirming the Plan.

     "CONTINGENT ASSETS" means, as of any date, all escrows, notes, residual interests, working capital adjustments and preferred shares listed on Exhibit A hereto that remain outstanding and subject to recovery or liquidation in whole or in part by the Debtors or the Liquidating Agent.

     "CONTINGENT ASSET REALIZATION EVENT" means, with respect to a Contingent Asset, the date when either (i) proceeds of the liquidation, collection or other disposition of such Contingent Asset are realized by any Debtor, any Non-Debtor Affiliate, or the Liquidating LLC (whether prior to or after the Effective Date) or (ii) the Debtors or the Liquidating Agent (as applicable) notifies the Pre-Petition Agent and the Committee or the Liquidating Committee (as applicable) in writing that no further recovery is likely with respect to such Contingent Asset.

     "CUMULATIVE NET REALIZED PROCEEDS" means, as to any Realization Event, the cumulative amount of Net Realized Proceeds generated by such Realization Event and all prior Realization Events.

     "CURE" means the distribution within a reasonable period of time following the Effective Date of Cash or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease pursuant to section 365(b) of the Bankruptcy Code, in an amount agreed upon by the parties or ordered by the Bankruptcy Court, in payment of all unpaid

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     monetary obligations, without interest, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

     "DEBTOR CLAIMS" means all Causes of Action and Avoidance Claims that the Debtors may have against any Person other than a Debtor that arise prior to the Effective Date and that, as of the Effective Date, have not been waived, settled, released or denied by Final Order of the court having jurisdiction over a proceeding in which such Cause of Action or Avoidance Claim was asserted.

     "DEBTOR" means USOP or any Subsidiary Debtor, and "Debtors" means USOP and all Subsidiary Debtors.

     "DIP FINANCING" means the Revolving Credit and Guaranty Agreement (dated as of March 6, 2001 among USOP, as Borrower, each of the Subsidiaries, as Guarantors, the lenders party thereto, and The Chase Manhattan Bank, as agent, and solely for purposes of Section 2.13(a) thereof, certain Non-Debtor Affiliates of the Debtors) and the Loan Documents, as defined therein.

     "DIP REPAYMENTS" means repayments of the DIP Financing from Net Realized Proceeds.

     "DISALLOWED CLAIM" means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order of the Bankruptcy Court, or (b) has not been scheduled by the Debtor or is Scheduled at zero or as contingent, disputed or unliquidated and as to which the Bar Date has passed but no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

     "DISCLOSURE STATEMENT" means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

     "DISPUTED . . . CLAIM" means a Claim, or any portion thereof, of the type described, that is neither an Allowed Claim nor a Disallowed Claim, and includes, without limitation, Claims that (a) (i) have not been Scheduled by the Debtor or have been Scheduled at zero, as unknown or as contingent, unliquidated or disputed and are the subject of a timely filed proof of claim, or (ii) are the subject of an objection by the Debtor or as to which the time for the Debtor to object has not yet expired, and (b) the allowance or disallowance of which is not yet the subject of a Final Order of the Bankruptcy Court.

     "DISPUTED . . . CLAIMS ACCOUNTS" means the account, if any, established on the books of the Liquidating LLC on the Effective Date by the Liquidating Agent to provide for the payment of Disputed Claims (other than Disputed Administrative Claims and Disputed Class 4 General Unsecured Claims) of the type described that are Allowed after the Effective Date.

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     "DISPUTED CLASS 4 GENERAL UNSECURED CLAIMS RESERVE" means the reserve, if any, established on the Effective Date by the Liquidating Agent to provide for the payment of Disputed Class 4 General Unsecured Claims that are Allowed after the Effective Date

     "DISTRIBUTION DATE" means, with respect to any Class of Claims, each date after the Effective Date on which the Liquidating Agent makes a distribution to such Class under the Plan.

     "DISTRIBUTION RESERVE ACCOUNT" means the account established pursuant to the terms of the Stipulation and Order and transferred to the Liquidating LLC on the Effective Date to hold Cash reserved solely for the purpose of making distributions in respect of Allowed Claims of the Other Creditors of the Debtors.

     "DUDLEY" means Dudley Stationery Limited, a United Kingdom corporation.

     "DUDLEY ASSETS" means the assets comprising the Debtors' interest in Dudley and its subsidiaries, including, without limitation, Dudley International Limited, Dudley Europe BV, Dudley UK Limited and Dudley Business Services Limited.

     "DUDLEY SHARES" means shares of common stock of Dudley.

     "EFFECTIVE DATE" means the Business Day on which all conditions to the consummation of the Plan set forth in Section 12.1 hereof have been satisfied or waived as provided in Section 12.2 hereof and is the day upon which this Plan is substantially consummated.

     "ERIC WATSON SETTLEMENT COSTS" means payment of US $5.875 million to Eric Watson for release of any preemptive rights and claims against Blue Star and the Debtors.

     "ESTATE" means, with respect to any Debtor, the bankruptcy estate of such Debtor pursuant to section 541 of the Bankruptcy Code.

     "EXHIBIT" means an exhibit annexed either to this Plan or as an appendix to the Disclosure Statement.

     "EXPENSE RESERVE ACCOUNT" means the account established pursuant to the terms of the Stipulation and Order and transferred to the Liquidating LLC on the Effective Date to hold Cash reserved for the payment of costs and expenses of the Debtors' Estates or of the Liquidating LLC.

     "EXPENSE RESERVE ACCOUNT RESIDUAL" means all assets remaining in the Expense Reserve Account, as of the Termination Date, after provision has been made for payment of all accrued expenses of the Liquidating LLC and the establishment of the Wind-Up Reserve.

     "FACE AMOUNT" means, (a) with respect to a Disputed or Disallowed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law; and (b) with respect to an Allowed Claim, the allowed amount of such Claim.

     "FILE" or "FILED" means filed with the Bankruptcy Court in the Chapter 11 Cases.

     "FINAL DIP ORDER" means the Final Order (I) Authorizing Debtors (A) To Obtain Post-Petition Financing Pursuant to 11 U.S.C. Sections 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3) and 364(d)(1) and (B) To Utilize Cash
     Collateral Pursuant to 11 U.S.C. Section 363 and (II) Granting Adequate Protection to Pre-Petition Secured Parties, which was entered by the Bankruptcy Court in the Chapter 11 Cases on March 26, 2001.

     "FINAL DISTRIBUTION" means the distribution of the Final Distribution Assets on the Termination Date pursuant to Section 8.3(f).

     "FINAL DISTRIBUTION ASSETS" means all assets held by the Liquidating LLC on the Termination Date other than the Wind-Up Reserve.

     "FINAL ORDER" means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

     "GENERAL UNSECURED CLAIM" means a claim against any Debtor that is not a Secured Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Pre-Petition Lender Deficiency Claim, Interest, Subordinated Securities Claim, Intercompany Claim, or Insured Litigation Claim.

     "IMPAIRED" refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     "INCENTIVE BONUSES" means incentive fees payable to the Liquidating Agent in respect of a Realization Event under the terms of the Liquidating Agent Agreement but does not include the Expense Budget Bonus as defined in that agreement.

     "INDEMNIFICATION RIGHTS" means any obligations or rights of the Debtors to indemnify or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to the Debtors' certificate of incorporation, bylaws or policy of providing employee indemnification, or applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for or on behalf of the Debtors.

     "INDEMNITEE" means all present and former directors, officers, employees, agents, advisors or representatives of the Debtors who are entitled to assert Indemnification Rights.

     "INITIAL DISTRIBUTION" means the initial distribution of assets to the holders of Allowed Claims on the Effective Date pursuant to Section 8.2.

     "INSURED LITIGATION CLAIM" means a Claim against a Debtor that is the subject of litigation pending in a court of competent jurisdiction as of the Effective Date and that is covered by liability insurance applicable to the Debtor or Debtors against which such Claim is asserted, but such Claim is an Insured Litigation Claim only to the extent of the coverage provided by such insurance and is a General Unsecured Claim or Subordinated Securities Claim to the extent of any excess.

     "INTERCOMPANY CLAIMS" means claims by and Famong the Debtors and all claims by the Non-Debtor Affiliates against any of the Debtors, but does not include any Debtor Claims.

     "INTEREST" means all rights of any Person attributable to its ownership of USOP Stock.

     "INTERESTS AND SUBORDINATED SECURITIES CLAIMS" means Interests in and subordinated securities claims against USOP.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "LIQUIDATING AGENT" means an individual to be designated in the Confirmation Order with the approval of the Pre-Petition Agent and the Committee to serve as the manager of the Liquidating LLC, and any successor thereto.

     "LIQUIDATING COMMITTEE" means a committee consisting of 3 individuals designated by the Pre-Petition Agent and 2 individuals designated by the Committee, and any duly designated successors to such individuals. The initial members of the Liquidating Committee shall be designated by the Pre-Petition Agent and the Committee in notices filed with the Bankruptcy Court prior to the Confirmation Date and shall be appointed pursuant to the Confirmation Order. The successor to any member of the Liquidating Committee who ceases to serve shall be designated by the remaining member or members who were designated by the same entity (Pre-Petition Agent or Committee) that originally designated the individual so replaced, or if there are no such remaining designees, by the Liquidating Agent.

     "LIQUIDATING LLC" means a limited liability company to be established under Delaware law pursuant to the Plan.

     "LIQUIDATING LLC AGREEMENT" means the operating agreement establishing the Liquidating LLC in conformity with the provisions of this Plan, which shall be approved in the Confirmation Order and entered into by the Debtors and the Liquidating Agent on the Effective Date pursuant to the terms of the Plan.

     "LIQUIDATING AGENT AGREEMENT" means the employment agreement between the Debtors and Kevin J. Thimjon dated as of September 24, 2001.

     "MANAGEMENT CHANGE OF CONTROL PAYMENTS" means change of control payments made to Blue Star management personnel under employment agreements in an approximate aggregate amount of NZ $6.3 million.

     "MAXIMUM CLASS 3 PRE-PETITION LENDER DEFICIENCY CLAIM" means, as of any date, the amount by which the Allowed Pre-Petition Lender Claim exceeds the aggregate amount paid to the Pre-Petition Agent (excluding payments from Bankruptcy Cause of Action Proceeds) from and after the Petition Date by the Debtors or the Liquidating Agent with respect to such Allowed Pre-Petition Lender Claim.

     "MBE" means BSG Holdings, Inc. (f/k/a Mail Boxes Etc.) and BSG Holdings Subsidiary, Inc. (f/k/a Mail Boxes Etc. USA, Inc.)

     "McWHORTER'S LEASES" means all leases of non-residential real property under which the Subsidiary Debtor McWhorter's, Inc. is the lessee that have not been assumed or rejected pursuant to Section 365 of the Bankruptcy Code as of the Effective Date.

     "MINIMUM CLASS 3 PRE-PETITION LENDER DEFICIENCY CLAIM" means, as of any date, the amount by which the Maximum Class 3 Pre-Petition Lender Deficiency Claim exceeds eighty-six percent (86%) of Total Contingent Recoveries.

     "NET DUDLEY PROCEEDS" means, with respect to any Dudley Asset, the gross proceeds realized by the Estates or the Liquidating LLC in connection with the liquidation, collection or other disposition of such Dudley Asset (including, without limitation, proceeds realized from post-closing adjustments and the release of amounts initially required to be escrowed, held back or otherwise set aside for any purpose), net of transaction fees, if any, of investment bankers, brokers and collection agents incurred as a consequence of completion of such transaction and paid from such proceeds.

     "NET REALIZED CASH PROCEEDS" means Net Realized Proceeds consisting of cash or cash equivalents, including net cash proceeds of Net Realized Non-Cash Proceeds.

     "NET REALIZED NON-CASH PROCEEDS" means Net Realized Proceeds consisting of property other than cash or cash equivalents.

     "NET REALIZED PROCEEDS" means, in respect of any Asset, the gross proceeds realized after the Petition Date (whether before or after the effectiveness of the Stipulation) in connection with the liquidation, collection or other disposition of such Asset (including, without limitation, proceeds realized from post-closing adjustments and the release of amounts initially required to be escrowed, held back or otherwise set aside in connection with the subject transaction for any purpose), net of (i) the transaction fees, if any, of investment bankers, brokers and collection agents incurred as a consequence of completion of such transaction and paid from such proceeds;
     (ii) any applicable Non-Debtor Liquidation Expenses, and (iii) Incentive Bonuses, if any, payable to the Liquidating Agent as a consequence of the completion of such transaction. For purposes of this Plan, proceeds from post-closing adjustments, amounts required to be escrowed or held back and amounts otherwise set aside (for example, in reserves for the payment of reasonably anticipated liabilities of a Non-Debtor Affiliate of the Debtors that is the seller of the subject asset) shall be deemed "realized" only when such proceeds have actually been received by a Debtor or Non-Debtor Affiliate or the Liquidating LLC and are no longer required to be escrowed, held back or so set aside.

     "NON-DEBTOR AFFILIATE" means a direct or indirect subsidiary of USOP that is not a Debtor.

     "NON-DEBTOR LIQUIDATION EXPENSES" means (a) with respect to Blue Star, (i) Eric Watson Settlement Costs, (ii) Watson Settlement Legal Fees, (iii) Watson Tax Costs, (iv) Management Change of Control Payments, and (v) Blue Star and BRM Transaction-Related Legal and Accounting Fees; and (b) with respect to MBE, (i) investment banking fees payable to Credit Suisse First Boston in connection with the sale of the business to an affiliate of United Parcel Service, and (ii) payments made to claimants to resolve pending litigation and other claims against MBE (whether after settlement or litigation).

     "NON-DEBTOR PROFESSIONAL TRANSACTION EXPENSES" means the reasonable fees and expenses of professionals (other than fees of investment bankers, brokers and collection agents) incurred by a Non-Debtor Affiliate in connection with such Non-Debtor Affiliate's efforts to liquidate, collect or dispose of its assets.

     "NOTEHOLDERS" means the 2003 Noteholders and the 2008 Noteholders.

     "OTHER PRIORITY CLAIM" means a Claim, if any, entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

     "OTHER CREDITORS" means prepetition creditors of the Debtors other than the Pre-Petition Secured Lenders.

     "PERSON" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity.

     "PETITION DATE" means March 5, 2001.

     "PLAN" means this joint liquidating plan of reorganization which is proposed by the Debtors for the resolution of outstanding Claims and Interests in these Chapter 11 cases, as such Plan may be amended from time to time in accordance with the Bankruptcy Code and Section 14.2 herein.

     "POST PETITION INDEMNIFICATION RIGHTS" has the meaning given to such term in Section 11.7.

     "PRE-PETITION AGENT" means The Chase Manhattan Bank, as administrative agent for the Pre-Petition Secured Lenders.

     "PRE-PETITION CREDIT AGREEMENT" means the Credit Agreement dated as of June 9, 1998, as amended, supplemented or otherwise modified from time to time by and among USOP, certain Subsidiaries and Non-Debtor Affiliates, the Pre-Petition Secured Lenders, Bankers Trust Company, as syndication agent, Merrill Lynch Capital Corporation, as documentation agent, and the Pre-Petition Agent.

     "PRE-PETITION LENDER DEFICIENCY CLAIM" means the unsecured portion of the Allowed Pre-Petition Lender Claim.

     "PRE-PETITION LENDER SECURED CLAIM" means the secured portion of the Allowed Pre-Petition Lender Claim.

     "PRE-PETITION SECURED LENDERS" means the lenders from time to time parties to the Pre-Petition Credit Agreement.

     "PRIORITY CLAIM" means a Priority Tax Claim or a Class 1 Other Priority Claim.

     "PRIORITY TAX CLAIM" means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

     "PROFESSIONAL" means a consultant, accountant, attorney or other professional service provider retained by the Debtors or the Committee pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise.

     "PROFESSIONAL CLAIM" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date. Until a timely filed Professional Claim is Allowed or Disallowed, it shall be considered a Disputed Administrative Claim for purposes of Section 8.2.

     "PRO RATA" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

     "REALIZATION EVENT" means the date when proceeds of the liquidation, collection or other disposition of any Asset are realized by USOP, any Subsidiary Debtor, any Non-Debtor Affiliate, or the Liquidating LLC (whether prior to, on or after the Effective Date).

     "REMAINING FUNDS" means, with respect to the Administrative Claims Reserve, the Disputed Class 4 General Unsecured Claims Reserve, or any of the Disputed Claims Accounts, Cash remaining in such reserve or account after all distributions that are to be made from such reserve or account have been made.

     "RESERVE ACCOUNTS" means the Distribution Reserve Account and the Expense Reserve Account.

     "RESERVE DEPOSIT AMOUNT" means, with respect to a Realization Event, the amount by which 14% of Cumulative Net Realized Proceeds after giving effect to such Realization Event exceeds the sum of (a) the cumulative amount of DIP Repayments made after giving effect to any DIP Repayments associated with such Realization Event, (b) the cumulative amount of Non-Debtor Professional Transaction Expenses paid since the Petition Date after giving effect to any Non-Debtor Professional Transaction Expenses paid in connection with such Realization Event, and (c) the cumulative amount of deposits made to the Reserve Accounts in respect of all prior Realization Events.

     "RESERVED ASSETS" means (i) the Reserves; (ii) all Debtor Claims, if any; and (iii) any other assets of the Debtors that are neither abandoned nor distributed on the Effective Date.

     "RESERVES" means (i) the Administrative Claims Reserve, (ii) the Disputed Claims Accounts, (iii) the Disputed Class 4 General Unsecured Claims Reserve, (iv) the Class 3 Reserve, (v) the Unclaimed Distributions Reserve, and (vi) the Reserve Accounts.

     "SCHEDULED" means, with respect to a Claim, that the Claim is listed on the schedules of assets and liabilities filed by a Debtor in the Chapter 11 Cases pursuant to Bankruptcy Rule 1007(b)(1).

     "SECURED CLAIM" means a Claim secured by a security interest in or lien upon property of the Debtors' Estates to the extent of the value, as of the Effective Date or such later date as is established by the Bankruptcy Court, of such security interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtor and the holder of such Claim.

     "STIPULATION AND ORDER" means the Stipulation and Order dated April 30, 2001 by and among USOP, the Subsidiaries, the Committee, the Pre-Petition Agent, certain of the Pre-Petition Secured Lenders, and certain of the Noteholders and approved by the Bankruptcy Court on June 1, 2001.

     "SUBORDINATED SECURITIES CLAIM" means a Claim subject to subordination under section 510(b) of the Bankruptcy Code that arises from rescission of, or for damages, reimbursement or contribution with respect to, a purchase or sale of USOP Stock prior to the Petition Date.

     "SUBSIDIARY DEBTORS" means any of Bindery Systems, Inc.; Central Texas Office Products, Inc.; Dulworth Office Furniture Co.; Forty-Fifteen Papin Redevelopment Corporation; Interiors Acquisition Corp.; KOF-CT Acquisition Corp.; Kentwood Office Furniture, Inc.; McWhorter's, Inc.; Modern Food Systems, Inc.; Modern Vending, Inc.; OE Acquisition Corp.; ReWork Acquisition Corp.; Sletten Vending Service, Inc.; The Systems House, Inc.; BRM Holdings, Inc. (f/k/a US Office Products Company); BRM, Chicago District, LLC (f/k/a US Office Products, Chicago District, LLC); BRM, Colorado District, LLC (f/k/a US Office Products, Colorado District, LLC); BRM, Florida District, LLC (f/k/a US Office Products, Florida District,
     LLC); BRM Georgia District, LLC (f/k/a US Office Products, Georgia District, LLC); BRM, Mid-Atlantic District, Inc. (f/k/a US Office Products, Mid-Atlantic District, Inc.); BRM, Mid-South District, Inc. (f/k/a/ US Office Products, Mid-South District, Inc.); BRM, North Atlantic District, Inc. (f/k/a US Office Products, North Atlantic District, Inc.); BRM Northwest District, LLC (f/k/a US Office Products, Northwest District,
     LLC); BRM, South Central District, Inc. (f/k/a US Office Products, South Central District, Inc.); BRM Holding Co. of Mexico, Inc. (f/k/a USOP Holding Co. of Mexico, Inc.); BRM Merchandising

     Company (f/k/a USOP Merchandising Co.); BRMN, Inc. (f/k/a USOPN, Inc.); and Vend-Rite Service Corp.

     "TERMINATION DATE" means the date upon which the Liquidating Agent makes the Final Distribution from the Liquidating LLC pursuant to Section 8.3(f).

     "TOTAL CONTINGENT RECOVERIES" means, as of any date, the sum of the amounts specified on Exhibit A for all Contingent Assets minus all amounts previously collected or determined to be uncollectible with respect to such Contingent Assets.

     "TRANSACTION DOCUMENTS" means any material definitive agreements to be entered into on the Effective Date in connection with the consummation of the transactions contemplated by the Plan and Disclosure Statement.

     "TRANSACTION DOCUMENTS FILING DATE" means the date on which the Transaction Documents are filed with the Court, which date shall be at least five Business Days prior to the date set by the Bankruptcy Court as the initial date to consider confirmation of the Plan.

     "TREASURY REGULATIONS" means all final, temporary and proposed regulations promulgated under the Internal Revenue Code of 1986, as amended.

     "UNCLAIMED DISTRIBUTIONS" means distributions to holders of Allowed Class 4 General Unsecured Claims that are returned as undeliverable.

     "UNCLAIMED DISTRIBUTIONS RESERVE" means the reserve created with the Unclaimed Distributions that are returned as undeliverable, which may be claimed after the Effective Date.

     "UNIMPAIRED" refers to any Claim or Interest that is not Impaired.

     "USOP STOCK" means all equity securities in USOP and all options, warrants or rights, contractual or otherwise, if any, to acquire any such equity securities.

     "VALUE" means, as of any measurement date, (i) with respect to Cash, the amount of such Cash, (ii) with respect to office equipment and supplies, the greater of the highest cash bid price or the average of the prices quoted in writing by three independent parties (which may be dealers in such assets) with expertise in valuing equipment or supplies of that type, and (iii) with respect to any other assets, the fair market value of such assets as determined by an independent professional experienced in valuing such assets, or by the Bankruptcy Court.

     "WATSON SETTLEMENT LEGAL FEES" means legal fees and expenses of counsel representing Blue Star in connection with litigation and settlement with Eric Watson.

     "WATSON TAX COSTS" means payment of withholding taxes and associated penalties and interest totaling approximately NZ $1.4 million with respect to compensation that Eric Watson received through his Cullen affiliate.

     "WIND-UP RESERVE" means a Cash reserve to be established by the Liquidating Agent at the time of making a final distribution to creditors for purposes of paying the expenses of such final distribution and winding up the affairs of the Liquidating LLC after such final distribution, including the projected costs of dissolving the Liquidating LLC, preparing final tax returns, filing reports or other documents in the Chapter 11 Cases or under applicable nonbankruptcy law, and storing or disposing of records and any other property of the Liquidating LLC.

1.3  RULES OF INTERPRETATION.

     (a) For purposes of the Plan (i) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (ii) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented from time to time, (iii) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (iv) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (v) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (vi) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

     (b) The Plan is intended to implement and incorporate the terms of the Stipulation and Order.

1.4 COMPUTATION OF TIME. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

1.5 EXHIBITS AND TRANSACTION DOCUMENTS. All Exhibits and Transaction Documents are incorporated into and are a part of the Plan as if set forth in full herein. All Transaction Documents shall be Filed with the Bankruptcy Court on or before the Transaction Documents Filing Date. After the Transaction Documents Filing Date, copies of the Transaction Documents can be obtained upon written request to Duane D. Morse; Wilmer, Cutler and Pickering; 2445 M Street, N.W.; Washington, DC 20037, telephone (202) 663-6000, fax (202) 663-6363.

                                  ARTICLE II.

                            SUBSTANTIVE CONSOLIDATION
                            -------------------------

2.1 SUBSTANTIVE CONSOLIDATION OF CHAPTER 11 CASES FOR PURPOSES OF DISTRIBUTIONS. The Plan is predicated upon, and it is a condition precedent to confirmation of the Plan that the Court provides in the Confirmation Order for, substantive consolidation of the Chapter 11

     Cases of the Debtors into a single Chapter 11 Case for purposes of this Plan and the distributions hereunder. Pursuant to such final order, (i) all assets and liabilities of the Debtors will be merged, (ii) any obligations executed by any Debtor will be deemed to be one obligation of the Debtors,
     (iii) any claims filed or to be filed in connection with any such obligation will be deemed one claim against the Debtors, (iv) each Claim filed in the Chapter 11 Case of any Debtor will be deemed filed against the Debtors in the consolidated Chapter 11 Case, in accordance with the substantive consolidation of the assets and liabilities of the Debtors and
     (v) all transfers, disbursements and distributions made by any Debtor will be deemed to be made by all of the Debtors. Holders of Allowed Claims in each Class shall be entitled to their Pro Rata share of assets available for distribution to such Class without regard to which Debtor was originally liable for such Claim.

                                  ARTICLE III.

                             ADMINISTRATIVE EXPENSES
                             AND PRIORITY TAX CLAIMS
                             -----------------------

3.1 ADMINISTRATIVE CLAIMS. Each holder of an Allowed Administrative Claim shall be entitled to receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim, or
     (b) such other treatment as to which the Debtors and such holder shall have agreed upon in writing; PROVIDED, HOWEVER, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall, at the option of the Debtors, be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. Payment shall be made on the later of the Effective Date or within five (5) Business Days after such Claim becomes an Allowed Claim. All Disputed Administrative Claims shall be reserved for in full on the Effective Date. Payment of Allowed Administrative Claims on the Effective Date shall be made, and creation of the Administrative Claims Reserve shall be funded, solely from the Expense Reserve Account.

3.2 PRIORITY TAX CLAIMS. Each holder of an Allowed Priority Tax Claim shall be entitled to receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, or (ii) such other treatment to which such holder and the Debtors or the Liquidating Agent have agreed in writing. Payment shall be made on the later of the Effective Date or within five (5) Business Days after such Claim becomes an Allowed Claim. All Disputed Priority Tax Claims shall be reserved for in full on the Effective Date. Payment of Allowed Priority Tax Claims on the Effective Date shall be made, and creation of the Disputed Priority Tax Claims Account shall be funded, as follows:

     (a) If the aggregate amount of Administrative Tax Claims paid or reserved for on the Effective Date pursuant to Section 3.1 of the Plan is less than $3,500,000, Priority Tax Claims shall be paid or reserved for from the Expense Reserve Account up to the amount by which $3,500,000 exceeds the aggregate amount of Administrative Tax Claims.

     (b) If the aggregate amount of Priority Tax Claims exceeds the amount available from the Expense Reserve Account under Section 3.2(a) to pay or provide for the payment of such Claims, such excess Priority Tax Claims shall be paid or reserved for from the Distribution Reserve Account.

                                  ARTICLE IV.

                     CLASSIFICATION OF CLAIMS AND INTERESTS
                     --------------------------------------

     Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is also placed in a particular Class for the purposes of voting on the Plan and of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth in Article III above.

4.1  CLASS 1. Class 1 consists of all Other Priority Claims.

4.2  CLASS 2. Class 2 consists of all Pre-Petition Lender Secured Claims.

4.3  CLASS 3. Class 3 consists of all Pre-Petition Lender Deficiency Claims.

4.4  CLASS 4. Class 4 consists of all General Unsecured Claims.

4.5  CLASS 5. Class 5 consists of all Interests and Subordinated Securities
     Claims.

4.6  CLASS 6. Class 6 consists of all Intercompany Claims.

4.7  CLASS 7. Class 7 consists of all Insured Litigation Claims.

                                   ARTICLE V.

                     IDENTIFICATION OF CLASSES OF CLAIMS AND
                 INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN
                 -----------------------------------------------

5.1 UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS. Class 1 (Other Priority Claims) and Class 7 (Insured Litigation Claims) are not Impaired by the Plan.

5.2 IMPAIRED CLASSES OF CLAIMS AND INTERESTS. Class 2 (Pre-Petition Lender Secured Claims), Class 3 (Pre-Petition Lender Deficiency Claims), Class 4 (General Unsecured Claims), Class 5 (Interests and Subordinated Securities Claims), and Class 6 (Debtor Intercompany Claims) are Impaired Classes under the Plan.

                                  ARTICLE VI.

                            PROVISIONS FOR TREATMENT
                             OF CLAIMS AND INTERESTS
                            ------------------------

6.1 CLASS 1 (OTHER PRIORITY CLAIMS). On the Effective Date, each holder of an Allowed Class 1 Other Priority Claim, if any, shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class 1 Other Priority Claim, or (b) such other treatment as to which the Debtor and such holder shall have agreed upon in writing. Each Disputed Class 1 Other Priority Claim shall be reserved in full. Payment of Allowed Class 1 Other Priority Claims on the Effective Date shall be made, and creation of the Disputed Class 1 Other Priority Claims Account shall be funded, from the Distribution Reserve Account.

6.2 CLASS 2 (PRE-PETITION LENDER SECURED CLAIMS). On the Effective Date, each holder of an Allowed Class 2 Pre-Petition Lender Secured Claim shall receive (a) a Pro Rata share of all Net Realized Cash Proceeds distributed pursuant to Section 8.2(b) and (b) a Class 2 Interest representing the right to receive the distributions contemplated by Sections 8.1(b), 8.3(a) and 8.3(f).

6.3 CLASS 3 (PRE-PETITION LENDER DEFICIENCY CLAIMS). On the Effective Date, each holder of an Allowed Class 3 Pre-Petition Lender Deficiency Claim shall receive a Class 3 Interest representing the right to receive the distributions contemplated by Sections 8.1(c), 8.3(b), 8.3(d) and 8.3(f).

6.4 CLASS 4 (GENERAL UNSECURED CLAIMS). On the Effective Date, each holder of an Allowed Class 4 General Unsecured Claim shall receive, (a) a Pro Rata distribution of all Cash distributed from the Distribution Reserve Account pursuant to Section 8.2(i); and (b) a Class 4 Interest representing the right to receive the distributions contemplated by Sections 8.3(c), 8.3(e), 8.3(f) and 8.9.

6.5 CLASS 5 (INTERESTS AND SUBORDINATED SECURITIES CLAIMS). Holders of Interests and Subordinated Securities Claims shall receive no distribution under the Plan. On the first Business Day after the Effective Date, all outstanding shares of USOP Stock shall be cancelled and one share of USOP common stock shall be issued to the Liquidating Agent in his capacity as such, without further action of any party. The Debtors shall be dissolved at the time and in the manner described in Section 8.6.

6.6 CLASS 6 (INTERCOMPANY CLAIMS). Holders of Intercompany Claims in Class 6 shall receive no distribution under the Plan.

6.7 CLASS 7 (INSURED LITIGATION CLAIMS). Each holder of an Allowed Class 7 Insured Litigation Claim shall receive, (a) on the Effective Date, the right to prosecute such Claim to judgment under applicable non-bankruptcy law and, (b) if, when and to the extent that a court of competent jurisdiction enters a Final Order awarding a money judgment against the Debtors with respect to such Claim, the right to recover from the issuers of the Debtors' insurance policies covering such Claim the lesser of (i) the amount of such judgment or (ii) a Pro Rata share of Available Insurance Proceeds with respect to such Claim.


                                  ARTICLE VII.

                      ACCEPTANCE OR REJECTION OF THE PLAN;
                       EFFECT OF REJECTION BY ONE OR MORE
                     IMPAIRED CLASSES OF CLAIMS OR INTERESTS
                     ---------------------------------------

7.1  IMPAIRED CLASSES OF CLAIMS AND INTERESTS ENTITLED TO VOTE. Subject to
     Section 7.4 of the Plan, the holders of Claims or Interests in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

7.2 ACCEPTANCE BY AN IMPAIRED CLASS. In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

7.3 PRESUMED ACCEPTANCES BY UNIMPAIRED CLASSES. Claims in Class 1 (Other Priority Claims) and Class 7 (Insured Litigation Claims) are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, the holders of such Claims are conclusively presumed to accept the Plan and the votes of such holders will not be solicited.

7.4 CLASSES DEEMED TO REJECT PLAN. Holders of Interests in Class 5 and Claims in Class 6 will not receive or retain any property under the Plan. Holders of Interests in Class 5 and Claims in Class 6 will be deemed to reject the Plan in accordance with section 1126(g) of the Bankruptcy Code and their votes will not be solicited.

7.5 CONFIRMATION PURSUANT TO SECTION 1129(b) OF THE BANKRUPTCY CODE. As holders of Interests in Class 5 (Interests and Subordinated Securities Claims) and Claims in Class 6 (Intercompany Claims) will be deemed to reject the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

7.6 CONFIRMABILITY AND SEVERABILITY OF THE PLAN. The confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied with respect to the Debtors. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to the Confirmation Hearing upon notice to the Pre-Petition Agent and the Committee. A determination by the Bankruptcy Court that the Plan as it applies to the Debtors is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect the Debtors' ability to modify the Plan to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

                                 ARTICLE VIII.

                      MEANS FOR IMPLEMENTATION OF THE PLAN
                      ------------------------------------

     The Plan is to be implemented in a manner consistent with the provisions of section 1123 of the Bankruptcy Code. The Plan contemplates that the following will occur.

8.1 ALLOCATION OF ASSETS. On the Effective Date, prior to making any distribution, and on each subsequent date when Net Dudley Proceeds, Net Realized Proceeds or Bankruptcy Cause of Action Proceeds are received by the Liquidating Agent, the Liquidating Agent shall allocate such Net Dudley Proceeds, Net Realized Proceeds or Bankruptcy Cause of Action Proceeds as follows:

     (a) All Net Dudley Proceeds shall be allocated to the Distribution Reserve Account.

     (b) The Net Realized Cash Proceeds of any Realization Event (including any Contingent Asset Realization Event) shall be applied

          (i) first, solely in the case of proceeds realized in connection with the liquidation, collection or other disposition of assets of a Non-Debtor Affiliate, to Non-Debtor Professional Transaction Expenses paid by such Non-Debtor Affiliate from such proceeds; and

          (ii) second, to the repayment of all amounts owed by the Debtors pursuant to the DIP Financing until all loans and other amounts owing in respect of the DIP Financing have been reduced to zero .

          (iii) After the payment of Non-Debtor Professional Transaction Expenses and the making of any required DIP Repayments from the Net Realized Cash Proceeds of any Realization Event, a further portion of the Net Realized Cash Proceeds of such Realization Event equal to the Reserve Deposit Amount, if any, associated with such Realization Event shall be allocated between the Expense Reserve Account, and the Distribution Reserve Account as follows:

               (A) seventy percent (70%) of the Reserve Deposit Amount associated with such Realization Event shall be deposited in the Distribution Reserve Account and thirty percent (30%) of such Reserve Deposit Amount shall be deposited in the Expense Reserve Account, until the cumulative amount of all deposits in the Distribution Reserve Account, whether before or after the Effective Date, is equal to three percent (3%) of Cumulative Net Realized Cash Proceeds after giving effect to such Realization Event; and

               (B) the balance, if any, of the Reserve Deposit Amount associated with such Realization Event shall be deposited in the Expense Reserve Account.

          (iv) The balance of the Net Realized Cash Proceeds of each Realization Event after any required DIP Repayments, any Non-Debtor Professional Transaction Expenses paid in connection with such Realization Event, and any required deposits to the Reserve Accounts associated with such Realization Event shall be allocated to the holders of Allowed Class 2 Pre-Petition Lender Secured Claims and distributed to the Pre-Petition Agent for the account of such holders.

     (c) Each time Bankruptcy Cause of Action Proceeds are received by the Liquidating LLC, they shall be allocated as follows:

          (i) the Class 4 Percentage of such Bankruptcy Cause of Action Proceeds shall be deposited in the Distribution Reserve Account;

          (ii) the Class 3 Distribution Percentage of such Bankruptcy Cause of Action Proceeds shall be distributed to the Pre-Petition Agent for the account of holders of Allowed Class 3 Lender Deficiency Claims; and

          (iii) the remainder of such Bankruptcy Cause of Action Proceeds shall be deposited in the Class 3 Reserve.

8.2 INITIAL DISTRIBUTION OF ASSETS AND CREATION OF RESERVES AND ACCOUNTS. On the Effective Date, the Liquidating Agent shall:

     (a) repay from the Expense Reserve Account any amounts outstanding pursuant to the DIP Financing;

     (b) distribute to the Pre-Petition Agent any Net Realized Cash Proceeds that have been allocated to Allowed Class 2 Pre-Petition Lender Secured Claims but that have not previously been distributed;

     (c) pay in full from the Expense Reserve Account all Allowed Administrative Claims;

     (d) deposit in the Administrative Claims Reserve sufficient funds from the Expense Reserve Account to pay all Disputed Administrative Claims in full;

          (i) each Disputed Administrative Claim shall be paid from the Administrative Claims Reserve within five (5) Business Days after, and to the extent, such Claim becomes an Allowed Claim;

          (ii) when all Disputed Administrative Claims have been either Allowed and paid, Disallowed, or withdrawn, the Liquidating Agent shall redeposit in the Expense Reserve Account any Remaining Funds from the Administrative Claims Reserve.

     (e) pay in full all Allowed Priority Tax Claims from the funding sources specified in Section 3.2;

     (f) transfer to the Disputed Priority Tax Claims Account sufficient funds from the funding sources specified in Section 3.2 to pay all Disputed Priority Tax Claims in full;

          (i) each Disputed Priority Tax Claim shall be paid from the Disputed Priority Tax Claims Account within five (5) Business Days after, and to the extent, such Claim becomes an Allowed Claim;

          (ii) when all Disputed Priority Tax Claims have been either Allowed and paid, Disallowed, or withdrawn, the Liquidating Agent shall withdraw all Remaining Funds from the Disputed Priority Tax Claims Account and retransfer them (A) to the Distribution Reserve Account to the extent that the Disputed Priority Tax Claims Account was funded from the Distribution Reserve Account, and (B) to the Expense Reserve Account to the extent of any excess Remaining Funds.

     (g) pay in full from the Distribution Reserve Account all Allowed Class 1 Other Priority Claims;

     (h) transfer to the Disputed Class 1 Other Priority Claims Account sufficient funds from the Distribution Reserve Account to pay all Disputed Class 1 Other Priority Claims in full;

          (i) each Disputed Class 1 Other Priority Claim shall be paid from the Disputed Class 1 Other Priority Claims Account within five (5) Business Days after, and to the extent, such Claim becomes an Allowed Claim;

          (ii) when all Disputed Class 1 Other Priority Claims have been either Allowed and paid, Disallowed, or withdrawn, the Liquidating Agent shall retransfer to the Distribution Reserve Account any Remaining Funds from the Disputed Class 1 Other Priority Claims Account.

     (i) distribute all Cash in the Distribution Reserve Account that is not payable to or reserved for Priority Tax Claims, Other Priority Claims, or any other payments required under the Plan to be made from the Distribution Reserve Account, as follows:

          (i) distribute a Pro Rata share of such Cash to each holder of an Allowed Class 4 General Unsecured Claim; and

          (ii) deposit a Pro Rata share of such Cash in the Disputed Class 4 General Unsecured Claims Reserve for the account of each holder of a Disputed Class 4 General Unsecured Claim.

     (j) transfer the Expense Reserve Account and the Distribution Reserve Account to the Liquidating LLC and thereafter maintain such Accounts within the Liquidating LLC;

     (k) transfer all Net Realized Non-Cash Proceeds and all Dudley Assets to the Liquidating LLC and thereafter maintain such assets within the Liquidating LLC; and

     (l) transfer any remaining assets of the Debtors to the Liquidating LLC and thereafter maintain such assets within the Liquidating LLC, except as otherwise provided in the Confirmation Order.

8.3  INTERIM AND FINAL DISTRIBUTIONS FROM THE LIQUIDATING LLC.

     (a) CLASS 2 INTERIM DISTRIBUTIONS. Promptly after the occurrence of each Realization Event, the Liquidating Agent shall make an interim distribution to the Pre-Petition Agent for the account of holders of Allowed Class 2 Pre-Petition Lender Secured Claims in the amount allocated to such holders under Section 8.1.

     (b) CLASS 3 INTERIM DISTRIBUTIONS. Promptly after each receipt of Bankruptcy Cause of Action Proceeds, the Liquidating Agent shall make an interim distribution to the Pre-Petition Agent for the account of holders of Allowed Class 3 Pre-Petition Lender Deficiency Claims in the amount allocated to such holders under Section 8.1.

     (c) CLASS 4 INTERIM DISTRIBUTIONS. The Liquidating Agent shall make interim distributions of Cash from the Distribution Reserve Account to holders of Allowed Class 4 General Unsecured Claims and to the Disputed Class 4 General Unsecured Claims Reserve whenever the aggregate amount to be distributed with respect to Class 4 General Unsecured Claims equals or exceeds $100,000. In addition, to the extent that 43% of the amount of taxable income allocated to the holders of Allowed Class 4 General Unsecured Claims (and, in respect of Disputed Class 4 General Unsecured Claims, the Disputed Class 4 General Unsecured Claims Reserve) for any taxable year of the Liquidating LLC exceeds the amount distributable from the Liquidating LLC to such holders in respect of such taxable year, the Liquidating Agent shall, subject to Section 8.4(e), make an interim distribution of cash to such holders from the Distribution Reserve Account (and, if the amount of Cash held in the Distribution Reserve Account is insufficient for such purpose, from other income, if any, allocated for tax purposes to holders of Allowed Class 4 General Unsecured Claims under the Plan) in an amount equal to such excess, with such distributions treated as an advance of (and shall be applied against) future distributions of the Liquidating LLC to such holders.

     (d) SUPPLEMENTAL CLASS 3 AND CLASS 4 INTERIM DISTRIBUTIONS. Upon the occurrence of a Contingent Asset Realization Event, the Liquidating Agent shall make distributions of Cash from the Class 3 Reserve in accordance with the following procedure:

          (i) The Liquidating Agent shall recalculate the Class 4 Percentage and the Class 3 Distribution Percentage after giving effect to the allocations and distributions contemplated by Section 8.1(b) and after taking into account any disallowance of Disputed Class 4 General Unsecured Claims.

          (ii) The Liquidating Agent shall distribute Cash from the Class 3 Reserve as follows:

               (A) The Liquidating Agent shall distribute to the Pre-Petition Agent for the account of holders of Allowed Class 3 Pre-Petition Lender Deficiency Claims Cash equal to the amount by which (I) the product of the aggregate amount of Bankruptcy Cause of Action Proceeds multiplied by the Class 3 Distribution Percentage exceeds (II) the aggregate amount of Bankruptcy Cause of Action Proceeds previously distributed to the Pre-Petition Agent for the account of holders of Allowed Class 3 Prepetition Lender Deficiency Claims.

               (B) The Liquidating Agent shall deposit in the Distribution Reserve Account Cash equal to the amount by which (I) the product of the aggregate amount of Bankruptcy Cause of Action Proceeds multiplied by the Class 4 Percentage exceeds
                    (II) the aggregate amount of Bankruptcy Cause of Action Proceeds previously deposited in the Distribution Reserve Account.

     (e) INTERIM DISTRIBUTIONS FROM EXPENSE RESERVE ACCOUNT. Subject to the consent of the Liquidating Committee, the Liquidating Agent may make interim distributions to creditors from the Expense Reserve Account to the extent that the amount of Cash held in such account exceeds the amount that the Liquidating Agent determines should be retained for purposes of paying expenses. Fifty percent (50%) of each such interim distribution shall be made to the Pre-Petition Agent for the benefit of the holders of Allowed Class 2 Pre-Petition Lender Secured Claims and the remaining fifty percent (50%) shall be deposited in the Distribution Reserve Account.

     (f) FINAL DISTRIBUTION. The Liquidating Agent shall make the Final Distribution when, (X) in the reasonable judgment of the Liquidating Agent, in consultation with the Liquidating Committee, all assets of the Liquidating LLC have been liquidated and there are no potential sources of additional Cash for distribution; (Y) there remain no Disputed Claims; and (Z) the Liquidating Agent is in a position to make the Final Distribution in accordance with applicable law, but unless the Liquidating Committee decides otherwise, the Liquidating Agent shall make the Final Distribution no later than five (5) years after the Effective Date or as soon thereafter as the Liquidating Agent is in a position to make the Final Distribution in accordance with applicable law. The date on which the Final Distribution is made is referred to as the "TERMINATION DATE."

          (i)  On the Termination Date, the Liquidating Agent shall

               (A) establish the Wind-Up Reserve with funds from the Expense Reserve Account;

               (B) distribute fifty percent (50%) of the Expense Reserve Account Residual, if any, to the Pre-Petition Agent for the benefit of the holders of Allowed Class 2 Pre-Petition Lender Secured Claims and deposit the remaining fifty percent (50%) in the Distribution Reserve Account for distribution to holders of Allowed Class 4 General Unsecured Claims.

               (C) allocate any remaining Cash held in the Class 3 Reserve on a Pro Rata basis among holders of Allowed Class 3 Pre-Petition Lender Deficiency Claims and holders of Allowed Class 4 General Unsecured Claims; distribute all such Cash allocated to holders of Allowed Class 3 Pre-Petition Lender Deficiency Claims to the Pre-Petition Agent for the account of such holders; and deposit in the Distribution Reserve Account all such Cash allocated to holders of Allowed Class 4 General Unsecured Claims;

               (D) distribute all Cash held in the Distribution Reserve Account to holders of Allowed Class 4 General Unsecured Claims;

               (E) distribute any other Final Distribution Assets to holders of Allowed Claims in accordance with their interests as specified in the Plan; and

               (F) promptly thereafter, request the Bankruptcy Court to enter an order closing the Chapter 11 Cases.

          (ii) REMAINING FUNDS. All funds withheld from the Final Distribution pursuant to Section 8.4(e) and any funds remaining in the Wind-Up Reserve after the Liquidating Agent has performed all of his responsibilities under the Plan shall be paid or distributed as determined by the Liquidating Committee; PROVIDED, HOWEVER, that the Liquidating Agent shall not be required to make DE MINIMIS distributions as described in Section 8.4(e). The Liquidating Agent shall be entitled to deduct from any such supplemental distribution his fees and expenses for making such supplemental distribution.

8.4  DISTRIBUTION PROCEDURES.

     (a) INTEREST ON CLAIMS. Unless otherwise specifically provided for in the Plan, Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such

          Disputed Claim becomes an Allowed Claim. For federal income tax purposes and to the extent allowable under applicable Treasury Regulations, a distribution will be allocated to the principal amount of an Allowed Claim first and then, to the extent the distribution exceeds the principal amount of the Allowed Claim, to the portion of the Allowed Claim representing accrued but unpaid pre-petition or post-petition interest.

     (b) DISTRIBUTIONS BY LIQUIDATING AGENT. Distributions of assets to holders of Allowed Class 2 Pre-Petition Lender Secured Claims and Class 3 Pre-Petition Lender Deficiency Claims shall be made to the Pre-Petition Agent. Distributions of assets to holders of Allowed Class 4 General Unsecured Claims shall be made (i) in the case of Claims based on the 2008 Notes, to the 2008 Notes Trustee; (ii) in the case of Claims based on the 2003 Notes, to the 2003 Notes Trustee; and
          (iii) in all other cases, directly to such holders.

     (c) DELIVERY OF DISTRIBUTIONS. Except as provided in Section 8.4(b), distributions to holders of Allowed Claims shall be made by the Liquidating Agent (a) at the addresses set forth on the proofs of claim filed by such holders (or at the last known addresses of such holders if no proof of claim is filed or if the Debtor has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Liquidating Agent after the date of any related proof of claim, or (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Liquidating Agent has not received a written notice of a change of address. Any Unclaimed Distributions shall be transferred to the Liquidating LLC to be placed in the Unclaimed Distributions Reserve. All claims for Unclaimed Distributions shall be made before the first (1st) anniversary of the Effective Date, or the Termination Date, whichever is sooner. On such date, all Unclaimed Distributions shall revert to the Liquidating LLC and the holders of the Claims entitled to such Unclaimed Distributions shall be forever barred from receiving such Unclaimed Distributions. Unclaimed Distributions that revert to the Liquidating LLC shall be distributed to other holders of Allowed Claims of the same Class as part of the Final Distribution in accordance with Section 8.3(f).

     (d)  PROCEDURES FOR TREATING AND RESOLVING DISPUTED AND CONTINGENT CLAIMS.

          (i) NO DISTRIBUTIONS PENDING ALLOWANCE. No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed on or before the Claims Objection Deadline.

          (ii) DISPUTED CLAIMS RESERVES AND ACCOUNTS. All distributions with respect to (A) Disputed Administrative Claims shall be deposited in the Administrative Claims Reserve, (B) Disputed Class 4 General Unsecured Claims shall be deposited in the Disputed Class 4 General Unsecured

               Claims Reserve and (C) other Disputed Claims shall be accounted for by entry on the books of the Liquidating LLC in the Disputed Claims Account applicable to such Disputed Claim. The Debtors will request estimation for every Disputed Claim that is contingent or unliquidated other than Class 7 Insured Litigation Claims, and the Liquidating Agent will deposit distributions with respect to such estimated Claims in the applicable Reserve or Account based upon the estimated amount of each such Disputed Claim as set forth in a Final Order.

     (e) DE MINIMIS DISTRIBUTIONS. Any other provision of the Plan notwithstanding, the Liquidating Agent shall not be required to make interim distributions in an amount less than $50.00 or final distributions in an amount less than $10.00. Cash allocated to an Allowed Claim but withheld from interim distribution pursuant to this subsection shall be held by the Liquidating Agent for the account of and future distribution to the holder of such Allowed Claim. Cash allocated to an Allowed Claim but withheld from the Final Distribution pursuant to this subsection shall be distributed as provided in
          Section 8.3(f)(ii) and the holder of such Allowed Claim shall have no further interest therein or rights with respect thereto.

8.5  THE LIQUIDATING LLC; DUTIES OF THE LIQUIDATING AGENT.

     (a) ESTABLISHMENT AND MANAGEMENT OF LIQUIDATING LLC. On the Effective Date, the Liquidating LLC shall be established according to the Liquidating LLC Agreement. Upon execution and delivery of the Liquidating LLC Agreement, the Liquidating Agent shall be authorized to take all other steps necessary to complete the formation of the Liquidating LLC. The Liquidating LLC shall be managed by the Liquidating Agent under the supervision of the Liquidating Committee.

     (b) ASSETS OF THE LIQUIDATING LLC. The Liquidating LLC will hold and administer the following assets: (i) the Administrative Claims Reserve; (ii) the Disputed Claims Accounts; (iii) the Expense Reserve Account; (iv) the Disputed Class 4 General Unsecured Claims Reserve;
          (v) the Distribution Reserve Account; (vi) the Class 3 Reserve; (vii) the Net Realized Non-Cash Proceeds; (viii) the Dudley Assets; (ix) all Debtor Claims, if any; and (x) any other assets of the Debtors that are neither abandoned nor distributed on the Effective Date. Subject to Section 8.5(e)(x), the Debtors will transfer and assign the foregoing assets to the Liquidating LLC on the Effective Date. The Liquidating LLC will also hold and administer the Unclaimed Distributions Reserve. Office equipment and supplies shall be sold by the Liquidating Agent for Cash equal to the Value of such equipment and supplies, and such sales shall be treated as Realization Events.

     (c) PURPOSE AND OPERATION OF THE LIQUIDATING LLC. The principal purpose of the Liquidating LLC is to liquidate, collect and maximize the cash value of the assets of the Debtors and the Non-Debtor Affiliates and make distributions in respect of claims against the Debtors' Estates in accordance with the terms of this Plan. The Liquidating LLC shall perform its stated purpose in a manner consistent with the nature of the assets to be administered, obligations to be satisfied, claims to be disputed, and causes of action to be pursued. During the term of its existence, the Liquidating LLC will comply with all of its obligations, including, but not limited to, obligations arising by operation of law or pursuant to the terms of the Plan.

     (d) SELECTION OF THE LIQUIDATING AGENT. The Liquidating Agent shall be selected by the Pre-Petition Agent and the Committee and appointed pursuant to the Confirmation Order.

     (e) POWERS AND DUTIES OF LIQUIDATING AGENT. Subject to the consent of the Liquidating Committee, the Liquidating Agent shall have all duties, powers, and standing and authority necessary to implement the Plan and to administer and liquidate the assets of the Liquidating LLC for the benefit of holders of Allowed Claims. The Liquidating Agent's powers shall include, without limitation, the following:

          (i)  Administration of the Reserves;

          (ii) Investing any cash of the Liquidating LLC;

          (iii) Selling or otherwise transferring for value the Dudley Assets, the Net Realized Non-Cash Proceeds, and any other non-cash assets that are included in the Liquidating LLC;

          (iv) Filing with the Bankruptcy Court the reports and other documents required by the Plan or otherwise required to close the Chapter 11 cases;

          (v) Preparing and filing of tax and informational returns for the Debtors and the Liquidating LLC;

          (vi) Retaining such Professionals as the Liquidating Agent may in his discretion deem necessary for the operation and management of the Liquidating LLC, including entering into contingent fee arrangements with respect to Bankruptcy Causes of Action with the consent of the Liquidating Committee;

          (vii) Litigating or settling any Claims against the Debtors or the Liquidating LLC;

          (viii) Setting off amounts owed to the Debtors or the Liquidating LLC against any and all amounts otherwise due to be distributed to the holder of a Claim under the Plan;

          (ix) Abandoning any property of the Debtors or the Liquidating LLC that cannot be sold or otherwise disposed of for Value and whose distribution to holders of Allowed Claims would not be feasible or cost-effective in the reasonable judgment of the Liquidating Agent;

          (x) The Liquidating Agent shall also administer the Disputed Class 4 General Unsecured Claims Reserve, which shall be maintained as a separate, segregated fund. The Liquidating Agent's services as manager of the Liquidating LLC and administrator of the Disputed Class 4 General Unsecured Claims Reserve shall be considered as being provided in separate capacities. The Liquidating LLC shall indemnify the Liquidating Agent for its actions as administrator of the Disputed Class 4 General Unsecured Claims Reserve to the fullest extent allowed by law;

          (xi) The Liquidating Agent shall be deemed the representative of the estate under section 1123(b)(3)(B) of the Bankruptcy Code with all rights to pursue or settle, in the Liquidating Agent's discretion, any and all Debtor Claims held by the Liquidating LLC. Any recoveries therefrom shall be distributed in accordance with the provisions of the Plan;

          (xii) Evaluating, filing and litigating or settling Debtor Claims;

          (xiii) Making interim and final distributions of Liquidating LLC assets;

          (xiv) Winding up the affairs of the Debtors, the Non-Debtor Affiliates, and the Liquidating LLC and dissolving each of them under applicable law; and

          (xv) Providing for storage and destruction of records.

     (f) TAX VALUATION OF ASSETS. As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, the Liquidating Agent shall determine, in good faith, the value of the assets (other than Cash) transferred to the Liquidating LLC under the Plan. The value determined by the Liquidating Agent shall be conclusive absent manifest error. All parties (including, without limitation, the Debtors, the Liquidating Agent and the holders of Allowed Claims) shall use this valuation for all federal income tax purposes. This valuation shall be made available by the Liquidating Agent upon written request of the parties or their assigns.

     (g) DISTRIBUTIONS BY THE LIQUIDATING AGENT. The Liquidating Agent will be empowered to make the Initial Distribution in accordance with Section
          8.2 and Interim and Final Distributions in accordance with Section
          8.3.

     (h) DISCHARGE OF LIQUIDATING AGENT. After making the Final Distribution, the Liquidating Agent shall file with the Bankruptcy Court a final report of distributions, whereupon the Liquidating Agent shall have no further duties under the Plan.

     (i) COMPENSATION OF LIQUIDATING AGENT. The compensation of the Liquidating Agent shall be as specified in the Liquidating Agent Agreement and shall be paid by the Liquidating LLC. The Liquidating Agent shall also be entitled to reimbursement of his reasonable expenses. Such compensation and expenses shall be paid solely from the Expense Reserve Account; provided, however, that any Incentive



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

          Bonuses shall be paid from the gross proceeds of the related Realization Event and deducted as part of the calculation of Net Realized Proceeds in respect of such Realization Event (as specified in the definition of "Net Realized Proceeds").

     (j) MEMBERSHIP INTERESTS IN THE LIQUIDATING LLC. On the Effective Date, each holder of an Allowed Class 2 Pre-Petition Lender Secured Claim, Class 3 Pre-Petition Lender Deficiency Claim, or Class 4 General Unsecured Claim shall, by operation of the Plan, (i) be admitted to the Liquidating LLC as a member of the Liquidating LLC, (ii) become bound by the Liquidating LLC Agreement, and (iii) receive a Class 2 Interest, Class 3 Interest or Class 4 Interest in the Liquidating LLC conferring membership in the Liquidating LLC and representing the rights conferred on such holder by the Plan. Membership interests with respect to Disputed Class 4 General Unsecured Claims shall be held by the Liquidating Agent in the Disputed Class 4 General Unsecured Claims Reserve pending allowance or disallowance of such Claims. No other entity, including the Debtors or Debtors in Possession, shall have any interest, legal, beneficial, or otherwise, in the Liquidating LLC or its assets. The Liquidating Agent shall maintain a registry of the membership interests in the Liquidating LLC.

     (k) NON-TRANSFERABILITY OF MEMBERSHIP INTERESTS IN THE LIQUIDATING LLC. Membership interests in the Liquidating LLC will be non-transferable, except with respect to the following transfers: (a) distributions of membership interests in the Liquidating LLC from the Disputed Class 4 General Unsecured Claims Reserves; (b) transfers under the laws of descent, including transfers from an estate or testamentary trust; (c) transfers between certain designated family members; (d) transfers involving distributions from certain qualifying retirement plans; (e) transfers in which the tax basis of the Liquidating LLC membership interest in the hands of the transferee is determined in whole or in part with reference to its basis in the hands of the transferor; and
          (f) "block transfers" as defined in section 1.7704-1(e)(2) of the Treasury Regulations. In the case of transfers described in (b) through (f), the Liquidating Agent shall have the right to receive written notice thirty days prior to the proposed transfer, including all pertinent facts and, if applicable, documents relating to the transfer; to approve or disapprove the transfer and impose any conditions with respect to the transfer that the Liquidating Agent deems necessary or advisable in its sole discretion; to require from the transferor or obtain from counsel to the Liquidating LLC (at the Liquidating Agent's option) an opinion in form and substance satisfactory to the Liquidating Agent that the transfer will not cause the Liquidating LLC to be taxable as a corporation for federal income tax purposes; and to require the transferor to reimburse the Liquidating LLC for any expenses incurred in connection with the proposed transfer, whether or not approved. Any transfer not approved by the Liquidating Agent pursuant to these procedures will be null and void.

     (l) TERMINATION OF THE LIQUIDATING LLC. As promptly as possible after the Final Distribution, the Liquidating Agent shall wind up the affairs of the Liquidating

          LLC, file final tax returns, arrange for storage of its records and dissolve it pursuant to applicable law.

8.6 WIND-UP AND DISSOLUTION OF DEBTORS AND NON-DEBTOR AFFILIATES. The Liquidating Agent shall be responsible for winding up the affairs of Debtors and any Non-Debtor Affiliates whose shares are transferred to the Liquidating LLC on the Effective Date, including but not limited to preparing and filing final tax returns, filing dissolution documents pursuant to Del. Code Ann. tit. 8, section 303 and other applicable law, paying any franchise taxes and other fees that are due in connection with such dissolution, and taking any other actions that are necessary to wind up the affairs of the Debtors and such Non-Debtor Affiliates. The Liquidating Agent shall complete such wind-up and file such dissolution documents as promptly as possible after the Effective Date. The costs and expenses of completing the wind-up and dissolution of the Debtors and the Non-Debtor Affiliates shall be paid by the Liquidating LLC from the Expense Reserve Account.

8.7  OPERATION OF THE DISPUTED CLASS 4 GENERAL UNSECURED CLAIMS RESERVE.

     (a) GENERAL. The Liquidating Agent shall set aside, segregate and hold in escrow, for the benefit of holders of Disputed Class 4 General Unsecured Claims, the property included in the Disputed Class 4 General Unsecured Claims Reserve, including any membership interests in the Liquidating LLC and any cash distributable on account thereof deposited in the Disputed Class 4 General Unsecured Claims Reserve pursuant to Section 8.7(c).

     (b) DISTRIBUTIONS AFTER ALLOWANCE OF DISPUTED CLASS 4 GENERAL UNSECURED CLAIMS. Payments and distributions from the Disputed Class 4 General Unsecured Claims Reserve to each holder of a Disputed Class 4 General Unsecured Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of the Plan that govern distributions to holders of Allowed Class 4 General Unsecured Claims. Within five (5) Business Days after the date when the order or judgment of the Bankruptcy Court allowing all or part of such Claim becomes a Final Order, the Liquidating Agent will distribute to the holder of such Claim any Cash and other property in the Disputed Class 4 General Unsecured Claims Reserve that would have been distributed on the Effective Date had such Allowed Claim been an Allowed Claim on the Effective Date, increased by such holder's share of any earnings attributable to the investment of such Cash (and any additions described in Section 8.7(c)) during the time it was held in the Disputed Class 4 General Unsecured Claims Reserve, and decreased by any taxes paid or payable on such portion of the Disputed Class 4 General Unsecured Claims Reserve.

     (c) ADDITIONS TO DISPUTED CLASS 4 GENERAL UNSECURED CLAIMS RESERVE. The Liquidating Agent will add to the Disputed Class 4 General Unsecured Claims Reserve any dividends, payments or other distributions made on account of, as well as any obligations arising from, the property held in the Disputed Class 4 General Unsecured Claims Reserve, to the extent that such property continues to be held in the Disputed Class 4 General Unsecured Claims Reserve at the time



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

          such distributions are made or such obligations arise. If practicable, the Liquidating Agent will invest any Cash that is held in the Disputed Class 4 General Unsecured Claims Reserve. Nothing in the Plan or Disclosure Statement will be deemed to entitle the holder of a Disputed Claim to post-petition interest on such Claim.

     (d) DISTRIBUTION OF AMOUNTS RESERVED FOR DISALLOWED CLASS 4 GENERAL UNSECURED CLAIMS. Except as provided in Section 8.2(f), to the extent a Disputed Class 4 General Unsecured Claim is disallowed, the amount reserved for that claim (including, if applicable, membership interests in the Liquidating LLC), increased by any earnings attributable to the investment of Cash (and any additions described in Section 8.7(c)) during the time it was held in the Disputed Class 4 General Unsecured Claims Reserve and decreased by any taxes paid or payable on such portion of the Disputed Class 4 General Unsecured Claims Reserve, will be reallocated to holders of Allowed Class 4 General Unsecured Claims and Disputed Class 4 General Unsecured Claims on a Pro Rata basis. Amounts reallocated to Disputed Class 4 General Unsecured Claims will be redeposited in the Disputed Class 4 General Unsecured Claims Reserve for the account of such holders, and amounts reallocated to Allowed Class 4 General Unsecured Claims will be deposited in the Distribution Reserve Account to be held for the account of such holders until such amounts are distributed in accordance with Section 8.3. Within thirty (30) days following the end of the Liquidating LLC's taxable year, the Liquidating Agent shall notify each holder of an Allowed Class 4 General Unsecured Claim of any increase in such holder's right to distributions from the Liquidating LLC as a result of the disallowance of a Disputed Class 4 General Unsecured Claim during such taxable year.

     (e) PAYMENT OF TAX ATTRIBUTABLE TO TAXABLE INCOME OF THE LIQUIDATING LLC. In the event, and to the extent, the Disputed Class 4 General Unsecured Claims Reserve has insufficient funds to pay taxes attributable to any membership interests held therein, the necessary funds to pay such taxes shall be advanced to the Disputed Class 4 General Unsecured Claims Reserve by the Liquidating LLC from the Expense Reserve Account and the Disputed Class 4 General Unsecured Claims Reserve shall reimburse the Expense Reserve Account therefore from future distributions and disbursements to or for the benefit of the Disputed Class 4 General Unsecured Claims Reserve.

8.8 THE ADMINISTRATIVE CLAIMS RESERVE. If the aggregate amount of Allowed Administrative Claims exceeds the amount of the Administrative Claims Reserve, the Liquidating Agent shall satisfy the excess Allowed Administrative Claims from the Expense Reserve Account. If excess funds remain in the Administrative Claims Reserve after all Allowed Administrative Claims have been paid, such excess funds shall be transferred to the Expense Reserve Account.

8.9 THE UNCLAIMED DISTRIBUTIONS RESERVE. Unclaimed Distributions to holders of Claims shall be held by the Liquidating Agent in the Unclaimed Distributions Reserve. If the Creditor to whom an Unclaimed Distribution was payable makes a claim for such distribution within one (1) year after such Unclaimed Distribution was made, the Liquidating Agent shall deliver such Unclaimed Distribution to such Creditor upon proof of such Creditor's entitlement thereto. Unclaimed Distributions that remain unclaimed at the expiration of such one-year period shall be redistributed to other creditors in the same Class as part of the Final Distribution, and the Creditors originally entitled to receive such Unclaimed Distributions shall have no further right thereto.

8.10 MISCELLANEOUS IMPLEMENTATION PROVISIONS.

     (a) REPORTS OF DISTRIBUTIONS BY THE LIQUIDATING LLC. Every 90 days after the Effective Date, the Liquidating Agent shall provide to the Liquidating Committee and file with the Court a report detailing the calculation of Cash for the immediately preceding ninety day period (including a summary of costs incurred pursuant to Section 8.5 of the Plan and the Liquidating LLC Agreement, any receipts of the Liquidating LLC, and a summary of disbursements from, or increases in the amount of, any Reserve). A copy of such report shall be furnished to any holder of a membership interest in the Liquidating LLC that delivers to the Liquidating Agent a written request for a copy of such report. The report shall also detail the number of hours the Liquidating Agent has devoted to the operation and management of the Liquidating LLC during the immediately preceding 90-day period, provide a summary of the duties and operations so performed, and be accompanied by copies of receipts for any expense in excess of one hundred dollars ($100.00) for which the Liquidating Agent is reimbursed by the Liquidating LLC.

     (b) PRESERVATION OF DEBTOR CLAIMS. In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in the Plan, the Liquidating LLC shall retain all Debtor Claims against any entity. Subject to the consent of the Liquidating Committee, the Liquidating Agent, in the exercise of its business judgment, will determine whether to pursue such Debtor Claims in accordance with the best interests of the beneficiaries of the Liquidating LLC.

     (c) SUBSTANTIAL CONTRIBUTION COMPENSATION AND EXPENSES BAR DATE. Any person or entity who requests compensation or expense reimbursement pursuant to section 503(b)(3), (4), and (5) of the Bankruptcy Code for making a substantial contribution in the Chapter 11 Case must file an application with the Clerk of the Bankruptcy Court and serve such application on counsel for the Debtors and as otherwise required by the Bankruptcy Court and the Bankruptcy Code so as to be received by the earlier of (i) 30 days after the Confirmation Date or (ii) five
          (5) days before the Effective Date. Claims for substantial contribution that are not filed and served within the foregoing limitations period shall be forever barred. Timely filed claims for substantial contribution that have not been Allowed or Disallowed as of the Effective Date shall be included in calculating the Administrative Claims Reserve.

     (d) INVESTMENTS BY THE LIQUIDATING AGENT. Except with respect to (i) Dudley Shares held by the Liquidating LLC under the Plan or securities received in exchange for



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

          or with respect to such shares and (ii) Net Realized Non-Cash Proceeds, the investment power of the Liquidating Agent shall be limited to investments in cash, money market funds and treasury bills.

     (e) CANCELLATION OF USOP STOCK AND AGREEMENTS. On the Effective Date, except as otherwise provided herein, (i) the USOP Stock and any security, note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors shall be canceled, and (ii) the obligations of, and/or Claims against, the Debtors under, relating or pertaining to any agreements, indentures or certificates of designations governing the USOP Stock; any other security, note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, as the case may be; and intercompany debts shall be released and discharged; PROVIDED, HOWEVER, that the Debtors' Claims against any Non-Debtor Affiliates shall be preserved and transferred to the Liquidating LLC on the Effective Date. Notwithstanding the foregoing, the applicable provisions, and the liens created thereunder, of the 2008 and 2003 Notes Indentures shall continue solely for the purpose of permitting the respective Indenture Trustee to make the distributions to be made to the holders of the 2008 and 2003 Notes in connection with this Plan.

     (f) EXCLUSIVITY PERIOD. The Debtors, with the consent of the Pre-Petition Agent and the Committee, which shall not be unreasonably withheld, shall retain the exclusive right to amend or modify the Plan and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date.

     (g) EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS. Any executive officer of any of the Debtors and the Liquidating Agent shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant Secretary of any of the Debtors, or the Liquidating Agent shall be authorized to certify or attest to any of the foregoing actions.

     (h) FEES AND EXPENSES PAYABLE UNDER FINAL DIP ORDER. All fees and expenses payable under paragraphs 14 and 19 of the Final DIP Order will be paid from the Expense Reserve Account promptly upon the Liquidating Agent's receipt of notification of the amount thereof.

     (i) FEES AND EXPENSES PAYABLE TO INDENTURE TRUSTEES UNDER INDENTURES. Without prejudice to any other provision of the Plan, and without further order of the Bankruptcy Court, (i) the 2003 Notes Trustee shall be entitled to payment, out of amounts distributed to the 2003 Noteholders, of the reasonable fees and expenses to which the 2003 Notes Trustee is entitled under the terms of the 2003 Notes Indenture; and (ii) the 2008 Notes Trustee shall be entitled to payment, out of amounts distributed to the 2008 Noteholders, of the reasonable fees and expenses to which the 2008 Notes Trustee is entitled under the terms of the 2008 Notes Indenture.

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


8.11 TAX REPORTING.

     (a) TAX RETURNS AND REPORTS. The Liquidating Agent shall be responsible for filing tax returns on behalf of the Liquidating LLC.

     (b) TAX TREATMENT OF TRANSFER OF ASSETS TO LIQUIDATING LLC, DISPUTED CLASS 4 GENERAL UNSECURED CLAIMS RESERVE.

          (i) IN GENERAL. For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Agent, and the holders of Allowed and Disputed Claims) shall follow the treatment set forth in this Section 8.11(b) in characterizing the transfer of assets to the Liquidating LLC or the Disputed Class 4 General Unsecured Claims Reserve in accordance with the terms of the Plan. Neither the Liquidating LLC nor the Disputed Class 4 General Unsecured Claims Reserve shall be deemed to be the same legal entity as the Debtors, but only the assignee of the Debtors' assets.

          (ii) CASH. All Cash (net of any amount that is payable to or reserved for Priority Tax Claims, Other Priority Claims, or any other payments required to be funded from the Distribution Reserve Account to claimants other than holders of Class 4 General Unsecured Claims) held by the Liquidating LLC in the Distribution Reserve Account on the Effective Date shall be deemed to have been distributed Pro Rata to holders of Allowed Class 4 General Unsecured Claims (and, in respect of Disputed Class 4 General Unsecured Claims, to the Disputed Class 4 General Unsecured Claims Reserve) and then contributed by such holders to the Liquidating LLC (together with the other contributions by such holders described in this Section) in exchange for Class 4 Interests.

          (iii) BANKRUPTCY CAUSES OF ACTION. The Debtors shall be treated as distributing rights to Bankruptcy Cause of Action Proceeds as follows: (A) the Class 4 Percentage Pro Rata to the holders of Allowed Class 4 General Unsecured Claims (and, in respect of Disputed Class 4 General Unsecured Claims, to the Disputed Class 4 General Unsecured Claims Reserve), and such holders shall then be treated as contributing such rights to the Liquidating LLC (together with the other contributions by such holders described in this Section) in exchange for Class 4 Interests, and (B) the remainder of such Bankruptcy Cause of Action Proceeds to the holders of Allowed Class 3 Pre-Petition Lender Deficiency Claims, and such holders shall then be treated as contributing such rights to the Liquidating LLC in exchange for Class 3 Interests.

          (iv) DUDLEY ASSETS. The Debtors shall be treated as distributing rights to the Dudley Assets and any distribution of Net Dudley Proceeds Pro Rata to the holders of Allowed Class 4 General Unsecured Claims (and, in respect of Disputed Class 4 General Unsecured Claims, to the Disputed Class 4

               General Unsecured Claims Reserve), and such holders shall then be treated as contributing such rights to the Liquidating LLC (together with the other contributions by such holders described in this Section) in exchange for Class 4 Interests.

          (v) EXPENSE RESERVE ACCOUNT. The Debtors shall be treated as distributing (A) fifty percent (50%) of the rights to the Expense Reserve Account to the holders of Allowed Class 2 Pre-Petition Lender Secured Claims, and such holders shall then be treated as contributing such rights to the Liquidating LLC (together with the other contributions by such holders described in this Section) in exchange for Class 2 Interests; and (B) fifty percent (50%) of the rights to the Expense Reserve Account Pro Rata to the holders of Allowed Class 4 General Unsecured Claims (and, in respect of Disputed Class 4 General Unsecured Claims, to the Disputed Class 4 General Unsecured Claims Reserve), and such holders shall then be treated as contributing such rights to the Liquidating LLC (together with the other contributions by such holders described in this Section) in exchange for Class 4 Interests. These distributees will be treated as receiving these distributions subject to the payment obligations associated with the Expense Reserve Account, and the Liquidating LLC will be treated as having assumed those obligations in connection with the deemed contributions to the Liquidating LLC.

          (vi) DISPUTED PRIORITY CLAIMS ACCOUNTS. To the extent the Disputed Priority Tax Claims Account and the Disputed Class 1 Other Priority Claims Account are funded from the Distribution Reserve Account, the Debtors shall be treated as distributing, Pro Rata, the rights to any Remaining Funds in such accounts to the holders of Allowed Class 4 General Unsecured Claims (and, in respect of Disputed Class 4 General Unsecured Claims, to the Disputed Class 4 General Unsecured Claims Reserve), and such holders shall then be treated as contributing such rights to the Liquidating LLC (together with the other contributions by such holders described in this Section) in exchange for Class 4 Interests.


          (vii) DISPUTED CLASS 4 GENERAL UNSECURED CLAIMS RESERVE. In the case of each Disputed Class 4 General Unsecured Claim that becomes an Allowed Class 4 General Unsecured Claim, all property held for the account of the holder of such Disputed Class 4 General Unsecured Claim in the Disputed Class 4 General Unsecured Claims Reserve, including a corresponding interest in the Liquidating LLC, will be treated as having been distributed by such trust to such holder, which then shall be deemed to hold directly its interest in the Liquidating LLC. With respect to each Disputed Class 4 General Unsecured Claim that becomes a Disallowed Class 4 General Unsecured Claim, all property held for the account of the holder of such Disputed Class 4 General Unsecured Claim in the Disputed Class 4

               General Unsecured Claims Reserve, including a corresponding interest in the Liquidating LLC, will be treated as having been transferred by such trust back to the Liquidating LLC for reallocation (to holders of Allowed Class 4 General Unsecured Claims and, in respect of Disputed Class 4 General Unsecured Claims, to the Disputed Class 4 General Unsecured Claims Reserve). All holders of Allowed and Disputed Class 4 General Unsecured Claims shall report, for tax purposes, consistently with the foregoing.

          (viii) OTHER ASSETS. The Debtors shall be treated as distributing rights to all other Assets as follows: (A) ninety-one and one-half percent (91.5%) to the holders of Allowed Class 2 Pre-Petition Lender Secured Claims, and such holders shall then be treated as contributing such rights to the Liquidating LLC (together with the other contributions by such holders described in this Section) in exchange for Class 2 Interests; and (B) eight and one-half percent (8.5%) Pro Rata to the holders of Allowed Class 4 General Unsecured Claims (and, in respect of Disputed Class 4 General Unsecured Claims, to the Disputed Class 4 General Unsecured Claims Reserve), and such holders shall then be treated as contributing such rights to the Liquidating LLC (together with the other contributions by such holders described in this Section) in exchange for Class 4 Interests. As to each such group of distributees, five and one-half of the percentage points of the distributed interest will be allocable to the Expense Reserve Account. To this extent, such distributees will be treated as receiving these distributions subject to the payment obligations associated with the Expense Reserve Account, and the Liquidating LLC will be treated as having assumed those obligations in connection with the deemed contributions to the Liquidating LLC.

     (c)  TAX TREATMENT OF THE LIQUIDATING LLC.

          (i)  PARTNERSHIP TAX STATUS. Except as otherwise provided in this
               Section 8.11(c), the Liquidating LLC shall be treated as a partnership for federal tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes. The Liquidating Agent shall be responsible for distributing information statements to the holders of the membership interests in the Liquidating LLC, setting forth each member's allocable share of the income, loss, deduction or credit of the Liquidating LLC.

          (ii) ALLOCATION OF THE LIQUIDATING LLC TAXABLE INCOME, LOSS, DEDUCTIONS AND CREDITS. For federal income tax purposes, holders of interests in the Liquidating LLC will be allocated items of income, gain, loss, and deduction of the Liquidating LLC in a manner, to be determined by the Liquidating Agent, that is consistent with applicable Treasury Regulations and that reflects their respective interests in the interim and final distributions to be made by the Liquidating LLC. These respective interests may shift from time to time as the result of the disallowance of Disputed Claims. For the avoidance of doubt, tax items directly attributable to the realization of Net Dudley Proceeds or Bankruptcy Cause of Action Proceeds, as the case may be, will generally be allocated to the holders who are entitled to distributions of those proceeds in proportion to their respective interests in such proceeds. Other items of income, gain, loss and deduction of the Liquidating LLC will generally be allocated 91.5% to the holders of Class 2 Interests and 8.5% to holders of Class 4 Interests. Each holder of a membership interest in the Liquidating LLC will be required to take into account the holder's allocable share of the income, loss, deduction or credit of the Liquidating LLC in determining the holder's taxable income for federal income tax purposes.

          (iii) DISPUTED CLASS 4 GENERAL UNSECURED CLAIMS RESERVE. Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Agent of a private letter ruling if the Liquidating Agent requests one, or receipt of an adverse determination on audit if not contested by the Liquidating Agent), the Liquidating Agent shall (A) treat the Disputed Class 4 General Unsecured Claims Reserve as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim in accordance with the trust provisions of the Internal Revenue Code Section 641 et. seq.; (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes; (C) prepare and file tax returns for the Disputed Class 4 General Unsecured Claims Reserve; and
               (D) pay any amounts of tax attributable to the Disputed Class 4 General Unsecured Claims Reserve from amounts held in such reserve. All holders of Allowed and Disputed Claims shall report, for tax purposes, consistently with the foregoing.

          (iv) ALTERNATE TAX TREATMENT. The Liquidating Agent, with the consent of the Liquidating Committee, may seek guidance from the Internal Revenue Service concerning alternate approaches to reporting the income and loss of the Liquidating LLC to interest holders, in the interest of reducing administrative burdens on the Liquidating LLC. Such an alternate approach could include continuing partnership treatment with streamlined information reporting, or treatment of the Liquidating LLC as a grantor trust or as a series of grantor trusts. Upon the receipt of such guidance, all parties (including, without limitation, the Debtors, the Liquidating Agent, and the holders of Allowed and Disputed Claims) agree to follow such treatment for all federal income tax purposes; provided that the Liquidating Committee must consent to such alternative treatment if such guidance is non-binding.

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


     (d) OTHER REPORTS. The Liquidating Agent shall file (or cause to be filed) any other statements, returns or disclosures relating to the Liquidating LLC that are required by any governmental unit or applicable law.

     (e) EXPEDITED TAX DETERMINATIONS. The Liquidating Agent is authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for or on behalf of the Debtors or the Liquidating LLC for all taxable periods through the termination of the Liquidating LLC.

     (f) EXEMPTION FROM TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan or the making or delivery of any deed or other instrument or transfer under, in furtherance of, or in connection with the Plan, including without express or implied limitation, any transfers to or by the Liquidating LLC shall not be subject to any transfer, sales or other similar tax.

                                  ARTICLE IX.

                               EXECUTORY CONTRACTS
                               -------------------

9.1 REJECTION OF ALL CONTRACTS. Except as provided in Section 9.3, as of the Effective Date, all executory contracts and unexpired leases of the Debtors not previously assumed or rejected shall be deemed rejected.

9.2 EFFECT OF REJECTION. Claims arising from rejection of a Debtor's executory contracts or unexpired leases not previously assumed shall be included in Class 4. Holders of such Class Claims shall have ten (10) days after the Confirmation Date to file proofs of such Claims. Copies of all such proofs of Claim must be served on the Liquidating Agent. Any such proofs of Claim not filed and served within ten (10) days after the Confirmation Date shall be forever barred. Any objection to such Claims shall be filed by the Claims Objection Deadline.

9.3 McWHORTER'S LEASES. Notwithstanding Section 9.1, the Liquidating LLC shall be entitled to exercise the Debtors' right pursuant to section 365 of the Bankruptcy Code to assume and assign or reject any of the McWhorter's Leases until 4:00 p.m. Eastern Standard Time on February 28, 2002. The Order Establishing Procedures for the Assumption and Assignment and Rejection of McWhorter's, Inc.'s Unexpired Leases of Non-Residential Real Property entered by the Bankruptcy Court on July 2, 2001 shall be applicable to any such assumption and assignment or rejection of McWhorter's Leases. Any McWhorter's Lease that has not been assumed or rejected and is not the subject of a pending motion to assume or reject as of 4:00 p.m. Eastern Standard Time on February 28, 2002 shall be deemed rejected.

                                   ARTICLE X.

                            ALLOWANCE AND PAYMENT OF
                          CERTAIN ADMINISTRATIVE CLAIMS
                          -----------------------------

10.1 PROFESSIONAL CLAIMS.

     (a) On the Effective Date, the Liquidating Agent shall deposit in the Administrative Claims Reserve from the Expense Reserve Account sufficient Cash to pay all unpaid fees and expenses of Professionals and Committee Fees incurred through the Effective Date. The Professionals and the Committee shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and the Liquidating Agent shall include such estimated fees and expenses in calculating the amount of the Administrative Claims Reserve.

     (b) Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate.

     (c) All final requests for payment of Professional Claims must be filed no later than thirty (30) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court and paid by the Liquidating LLC out of the Administrative Claims Reserve and, if and to the extent necessary, the Expense Reserve Account.

10.2 OTHER ADMINISTRATIVE EXPENSES. All other requests for payment of an Administrative Claim must be filed with the Bankruptcy Court and served on counsel for the Debtors so as to be received within five (5) Business Days after the Confirmation Date. Timely filed requests for payment of Administrative Claims that have not been Allowed or Disallowed as of the Effective Date shall be included in calculating the Administrative Claims Reserve. Unless the Debtors or Liquidating Agent objects to an Administrative Claim within thirty (30) days after receipt, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Liquidating Agent objects to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, (i) no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by the Debtors in the ordinary course of business; and (ii) all requests for payment of Professional Claims and requests for compensation or expense reimbursement pursuant to section 503(b)(3), (4), and (5) of the Bankruptcy Code for making a substantial contribution in the Chapter 11 Case shall be subject to review and allowance or disallowance by the Bankruptcy Court.

10.3 ADMINISTRATIVE CLAIMS RESERVE. Administrative Claims are to be paid from the Administrative Claims Reserve within five (5) Business Days after they become Allowed

     Claims. Remaining Funds from the Administrative Claims Reserve will be transferred to the Expense Reserve Account in accordance with Section 8.2.

                                  ARTICLE XI.

                   EFFECT OF THE PLAN ON CLAIMS AND INTERESTS
                   ------------------------------------------

11.1 COMPROMISES AND SETTLEMENTS. Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various Claims (a) against them and (b) that they have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and pending claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Liquidating Agent. All compromises and settlements made prior to the Effective Date are hereby confirmed and ratified (including, without limitation, those compromises and settlements embodied in the Stipulation and Order) and such compromises and settlements are and shall continue to be binding on the Liquidating Agent and all parties in interest on and after the Effective Date.

11.2 DISPUTED PREPETITION CLAIMS. Until the Effective Date, all objections to Claims are to be filed by the Debtors. From and after the Effective Date, all objections to Claims are to be filed by the Liquidating Agent on or before the Claims Objection Deadline.

11.3 RELEASE OF CLAIMS AGAINST OFFICERS, DIRECTORS, ETC. As of the Effective Date, each present or former officer, director, employee, professional, agent, or representative of the Debtors shall be deemed to have been released and discharged from any and all claims and/or Bankruptcy Causes of Action arising out of or based upon their service in any such capacity or any transaction, event, circumstance or other matter involving or relating to the Debtors that occurred on or before the Effective Date; PROVIDED, HOWEVER, that nothing in this section shall be deemed to (a) release any such person from liability for acts or omissions that are the result of fraud, gross negligence, willful misconduct, or willful violation of the securities laws or the Internal Revenue Code or the Claims, if any, of the United States; (b) prevent the Debtors or the Liquidating Agent from objecting to the Claim of any such person; or (c) preclude police, federal tax, or regulatory agencies from fulfilling their statutory duties. Holders of Claims or Interests shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover any claims and/or Causes of Action released and discharged pursuant to this Section; PROVIDED, HOWEVER, that the injunction provided for in this section shall not (x) bar actions based upon liability for acts or omissions that are the result of fraud, gross negligence, willful misconduct or willful violation of the securities laws or the Internal Revenue Code; (y) preclude police, federal tax, or regulatory authorities from fulfilling their statutory duties; or (z) bar the Claims, if any, of the United States.

11.4 SETOFFS.

     (a) The Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such

          Claim, claims of any nature whatsoever that the Debtors may have against the holder of such Claim; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder. After the Effective Date, such right shall pass to the Liquidating Agent.

     (b) Nothing herein, including the substantive consolidation of the Chapter 11 Cases for purposes of distribution contemplated by Section 2.1, is intended or shall be construed to limit or otherwise affect any claims, defenses or rights of any Person with respect to setoff or recoupment. The Debtors and the Liquidating Agent expressly reserve all such claims, defenses and rights with respect to setoff and recoupment.

11.5 SATISFACTION OF SUBORDINATION RIGHTS. All Claims against the Debtors and all rights and claims between or among holders of Claims relating in any manner whatsoever to Claims against the Debtors based upon any claimed subordination rights (if any), shall be deemed satisfied by the distributions under the Plan to holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released, discharged and terminated as of the Effective Date. Distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

11.6 EXCULPATION AND LIMITATION OF LIABILITY. Except as otherwise specifically provided in this Plan, the Debtors, the Pre-Petition Agent, the Committee, the Liquidating Agent, any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents in their capacities as such and any of such parties' successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action or liability to one another or to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of the Debtors' Chapter 11 cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan; PROVIDED, HOWEVER, that nothing in this section shall be deemed to release any such person from liability for acts or omissions that are the result of fraud, gross negligence, willful misconduct, or willful violation of the securities laws or the Internal Revenue Code.

11.7 INDEMNIFICATION OBLIGATIONS. In satisfaction and compromise of the Indemnitees' Indemnification Rights, all Indemnification Rights except those based upon any act or omission arising out of or relating to any Indemnitee's service with, for or on behalf of the Debtors on or after the Petition Date (the "POST-PETITION INDEMNIFICATION RIGHTS") or the Indemnification Rights arising under the Debtors' Director and Officer

     Indemnification insurance policies (the "D&O INDEMNIFICATION RIGHTS") shall be released and discharged on and as of the Effective Date, provided that, subject to the last two sentences of this Section 11.7, the Post-Petition Indemnification Rights and the D&O Indemnification Rights shall remain in full force and effect on and after the Effective Date as rights against the Liquidating LLC and, in the case of D&O Indemnification Rights, as rights against the issuers of the Debtors' Director and Officer Indemnification insurance policies; and such rights shall not be modified, reduced, discharged or otherwise affected in any way by the Chapter 11 cases, except as specifically provided in the Plan. All claims against the Liquidating LLC with respect to Post-Petition Indemnification Rights or the D&O Indemnification Rights must be asserted in writing to the Liquidating Agent at least five (5) Business Days prior to the Termination Date or be forever barred. If any such claims are timely asserted, the Final Distribution shall not occur until all such timely asserted claims have been paid in full or disallowed pursuant to an order of the Bankruptcy Court. Timely claims based upon Post-Petition Indemnification Rights shall be satisfied solely out of the Expense Reserve Account. Timely claims based upon D&O Indemnification Rights shall be satisfied solely out of the proceeds of the Debtors' Director and Officer Indemnification insurance policies.

11.8 MODIFICATION OF RELEASES. If and to the extent that the Bankruptcy Court concludes that the inclusion in the Plan of any portion of the foregoing releases would prevent confirmation, then the Debtors reserve the right to amend the Plan so as to give effect as much as possible to the foregoing releases, or to delete them.

                                  ARTICLE XII.

                              CONDITIONS PRECEDENT
                              --------------------

12.1 CONDITIONS TO CONSUMMATION. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 12.2 of the Plan:

     (a) The Confirmation Order shall have been entered by the Bankruptcy Court and shall be a Final Order, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending; provided that, if an appeal of the Confirmation Order or any other such order is filed but no stay is granted in connection with the appeal, the Debtors, with the consent of the Pre-Petition Agent and the Committee or the approval of the Bankruptcy Court, may elect to permit the Effective Date to occur notwithstanding the pendency of appeal.

     (b) The Confirmation Order shall be in a form and substance acceptable to the Debtors, the Pre-Petition Agent and the Committee and shall, among other things, provide that:

          (i) provisions of the Confirmation Order are non-severable and mutually dependent;

          (ii) all transfers of property by the Debtors (A) to the Liquidating LLC (1) are or shall be legal, valid, and effective transfers of property, (2) vest or shall vest the Liquidating LLC with good title to such property free and clear of all liens, charges, claims, encumbrances or interests, except as expressly provided in the Plan or Confirmation Order, (3) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, (4) shall be exempt from any transfer, sales or other similar tax (which exemption shall also apply to transfers by the Liquidating LLC), and (5) do not and shall not subject the Liquidating Agent or holders of Claims, Interests or property to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (B) to holders of Claims and Interests under the Plan are for good consideration and value.

12.2 WAIVER OF CONDITIONS TO CONSUMMATION. The conditions set forth in Section
     12.1 of the Plan may be waived, if legally waivable, by the Debtors, with the consent of the Pre-Petition Agent and Committee, which shall not be unreasonably withheld, without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

                                 ARTICLE XIII.

                            RETENTION OF JURISDICTION
                            -------------------------

     Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other things, the following matters:

13.1 to hear and determine pending motions for the assumption or rejection of executory contracts or unexpired leases or the assumption and assignment, as the case may be, of executory contracts or unexpired leases to which any Debtor is a party or with respect to which any Debtor may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid to the holders of such Claims;

13.2 to determine any and all pending adversary proceedings, applications and contested matters;

13.3 to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

13.4 to hear and determine motions for approval of the terms of sale of assets by the Liquidating Agent;

13.5 to hear and determine any and all objections to the allowance or estimation of Claims filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim, in whole or in part;

13.6 to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified or vacated;

13.7 to issue orders in aid of execution, implementation or consummation of the Plan;

13.8 to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

13.9 to hear and determine all applications for allowance of Professional Claims and all other applications for compensation or reimbursement of expenses under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code;

13.10 to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

13.11 to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with this Plan;

13.12 to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of the Estates, wherever located;

13.13 to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

13.14 to hear and determine all other disputes arising out of or related to the Chapter 11 Cases, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

13.15 to hear any other matter not inconsistent with the Bankruptcy Code; and

13.16 to enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

14.1 BINDING EFFECT. Subject to satisfaction or waiver of the conditions precedent specified in Article XII, the Plan shall be binding upon and inure to the benefit of the Debtors, the Liquidating Agent, all present and former holders of Claims, all present and former holders of Interests, all other parties in interest and their respective successors and assigns.

14.2 MODIFICATION AND AMENDMENTS. The Debtors, with the consent of the Pre-Petition Agent and Committee, which shall not be unreasonably withheld, may alter, amend or modify the Plan in accordance with section 1127(a) of the Bankruptcy Code at any time. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors, with the consent of the Pre-Petition Agent and Committee, which shall not be unreasonably withheld, may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially adversely affect the treatment of holders of Claims or holders of Interests under the Plan; PROVIDED, HOWEVER, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

14.3 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors, the Liquidating LLC and the Liquidating Agent shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

14.4 COMMITTEE. As of the Effective Date, the duties of the Committee shall terminate, except with respect to applications for Professional Claims.

14.5 REVOCATION, WITHDRAWAL OR NON-CONSUMMATION.

     (a) The Debtors, with the consent of the Pre-Petition Agent and the Committee, which shall not be unreasonably withheld, shall have the right to revoke or withdraw the Plan at any time prior to the Effective Date.

     (b) If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), the assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors or to constitute an admission of any sort by the Debtors or any other Person. Notwithstanding the foregoing, revocation or withdrawal of the Plan shall not affect the Stipulation and Order or the settlements and releases set forth therein, which shall in all events remain in full force and effect.

14.6 NOTICES. Any notice required or permitted to be provided under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

If to the Debtors:
-----------------

         Mail Deliveries:       BRM Holdings, Inc. and its affiliated Debtors
                                P.O. Box 710040
                                Herndon, VA  20171
                                Attn: Kevin J. Thimjon

         Hand or overnight:     BRM Holdings, Inc. and its affiliated Debtors
                                c/o Wilmer, Cutler & Pickering
                                2445 M Street, N.W.
                                Washington, D.C.  20037-1420
                                Attn:  Andrew J. Currie, Esq.

         with copies to:

         Wilmer, Cutler & Pickering
         2445 M Street, NW
         Washington, D.C.  20037-1420
         Attention:        Duane D. Morse, Esq.
                           Andrew J. Currie, Esq.
                           Gwendolyn K. Ponder, Esq.

         and

         Young Conaway Stargatt & Taylor
         1100 North Market Street, 11th Floor
         Wilmington, DE  19801
         Attention:        Brendan L. Shannon, Esq.
                           Edward J. Kosmowski, Esq.

If to the Liquidating Agent:
---------------------------

         Mail Deliveries:       USOP Liquidating Agent
                                P.O. Box 710040
                                Herndon, VA  20171
                                Attn: Kevin J. Thimjon

         Hand or overnight:     USOP Liquidating Agent
                                c/o Wilmer, Cutler & Pickering
                                2445 M Street, N.W.
                                Washington, D.C.  20037-1420
                                Attn:  Andrew J. Currie, Esq.

If to the Pre-Petition Agent:
----------------------------

         Chase Manhattan Bank
         380 Madison Avenue
         Ninth Floor
         New York, NY  10017
         Attn:  Thomas Maher

         with copies to

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, NY  10017
         Attention:        Donald S. Bernstein, Esq.
                           Patrick A. Bradford, Esq.
                           Marlane Melican, Esq.
                           Peter M. Bryce, Esq.

         and

         Richards, Layton & Finger, P.A.
         One Rodney Square
         P.O. Box 551
         Wilmington, DE  19899
         Attention:        Mark D. Collins, Esq.

If to the Committee:
-------------------

         Bay Harbour Management L.P.
         885 Third Avenue
         34th Floor
         New York, NY  10022
         Attention:  Jeffrey Wertheim, Committee Chairperson

         with copies to:

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, NY  10153
         Attention:        Ted S. Waksman, Esq.
                           Melissa I. Hoffman, Esq.

         and

         Saul Ewing LLP
         222 Delaware Avenue, Suite 1200

         P.O. Box 1266
         Wilmington, DE  19899 (19801- Fed Ex)
         Attention:     Mark Minuti, Esq.

14.7 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

14.8 GOVERNING LAW. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated in any agreement, the laws of the State of Delaware shall govern the construction and implementation of the Plan, any agreements, documents and instruments executed in connection with the Plan, and corporate governance matters.

                                 Respectfully submitted,

                                 US OFFICE PRODUCTS COMPANY AND ITS
                                 AFFILIATED DEBTORS.
                                 As Debtors and Debtors-in-Possession



                                 By: /s/ Kevin J. Thimjon
                                    --------------------------------------------
                                 Name: Kevin J. Thimjon
                                 Its:  Chief Restructuring Officer



                                 YOUNG CONAWAY STARGATT & TAYLOR, LLP



                                 ----------------------------------
                                 Brendan Linehan Shannon (No. 3136)
                                 Edward J. Kosmowski (No. 3849)
                                 Wilmington Trust Center, 11th Floor
                                 P.O. Box 391
                                 Wilmington, DE 19899-0391
                                 (302) 571-6600

                                 WILMER, CUTLER & PICKERING
                                 Duane D. Morse
                                 Andrew J. Currie
                                 Gwendolyn K. Ponder
                                 2445 M Street, N.W.
                                 Washington, DC 20037-1420
                                 (202) 663-6000

                                 ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION



        Dated:    Wilmington, Delaware
                  as of November 5, 2001